Exhibit 99.1

EXECUTION COPY

Anything herein to the contrary notwithstanding, the liens and security interests granted by this Guaranty (as defined below), the exercise of any right or remedy with respect thereto, and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor Agreement dated as of June 27, 2014 (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”), by and between Bank of America, N.A., as ABL Agent, and Crystal Financial SBIC LP, as Term Agent. In the event of any conflict between the terms of the Intercreditor Agreement and this agreement, the terms of the Intercreditor Agreement shall govern and control.

SPORT CHALET, INC.,

as Borrower,

together with each of the other Obligated Parties

party hereto from time to time

TERM LOAN AND SECURITY AGREEMENT

Dated as of June 27, 2014

$15,000,000

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders

and

CRYSTAL FINANCIAL SBIC LP,

as Agent

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i

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

LIST OF EXHIBITS AND SCHEDULES

Exhibit A	Term Note
Exhibit B	Form of Compliance Certificate
Exhibit C	Assignment and Acceptance
Exhibit D	Assignment Notice

Schedule 1.1	Term Commitments of Lenders
Schedule 8.5	Deposit Accounts
Schedule 8.6.1	Business Locations
Schedule 9.1.4	Names and Capital Structure
Schedule 9.1.5	Former Names and Companies
Schedule 9.1.11	Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.14	Environmental Matters
Schedule 9.1.15	Restrictive Agreements
Schedule 9.1.16	Litigation
Schedule 9.1.18	Pension Plans
Schedule 9.1.20	Labor Contracts
Schedule 10.2.2	Existing Liens
Schedule 10.2.17	Existing Affiliate Transactions

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v

TERM LOAN AND SECURITY AGREEMENT

This TERM LOAN AND SECURITY AGREEMENT is dated as of June 27, 2014, among SPORT CHALET, INC., a Delaware corporation (“Borrower”), SPORT CHALET VALUE SERVICES, LLC, a Virginia limited liability company (“Value Services”), SPORT CHALET TEAM SALES, INC., a California corporation (“Team Sales”, and together with Borrower and VALUE SERVICES, the “Obligated Parties” and each individually, an “Obligated Party”), the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and CRYSTAL FINANCIAL SBIC LP, a Delaware limited partnership, as agent for the Lenders (“Agent”).

R E C I T A L S:

Borrower has requested, and Lenders and Agent have agreed to make available to Borrower, a term loan facility upon and subject to the terms and conditions set forth in this Agreement to provide for working capital and other general corporate purposes of Borrower;

Borrower desires to secure all of its Obligations under the Loan Documents by granting to Agent, for the benefit of the Secured Parties, a security interest in and lien upon substantially all of its Property, subject to exceptions and limitations otherwise set forth in this Agreement and the Security Documents;

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1.	DEFINITIONS; RULES OF CONSTRUCTION

1.1 Definitions. As used herein, the following terms have the meanings set forth below:

Account: as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor: a Person who is obligated under an Account, Chattel Paper or General Intangible.

Affiliate: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

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Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Aggregate Exposure: at any time, (a) the aggregate Revolving Exposure at such time, plus (b) the aggregate Term Exposure of all Lenders at such time.

Aggregate Revolving Loan Commitment: as of any date of determination, the then combined revolving loan commitments of the lenders under the Revolving Credit Agreement.

Anti-Terrorism Laws: any laws relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: all laws, rules, regulations and governmental guidelines applicable to the Person, conduct, transaction, agreement or matter in question, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Margin: 8.50% per annum.

Approved Fund: any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in its ordinary course of activities, and is administered or managed by a Lender, an entity that administers or manages a Lender, or an Affiliate of either.

Asset Disposition: a sale, lease, license, consignment, transfer or other disposition of Property of an Obligated Party, including a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.

Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit C, appropriately completed.

Availability: at any time, the result of (a) Maximum Borrowing Availability minus (b) the Aggregate Exposure.

Availability Block: an amount equal to the greater of (a) $5,000,000 and (b) ten percent (10%) of the lesser of (i) the Borrowing Base without giving effect to clauses (b) and (c) included in the calculation therein and (ii) the sum of (A) the aggregate Term Exposure plus (B) the Aggregate Revolving Loan Commitments (or, if such commitments have been terminated, the aggregate Revolving Exposure).

Availability Reserve: has the meaning set forth in the Revolving Credit Agreement as in effect on the date hereof and without giving effect to any amendments or modifications of such definition, or changes to the amount thereof which creates additional

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Revolving Credit Availability; provided that Availability Reserves shall be calculated without giving effect to the Second Lien Deficiency Reserve.

Bank Product: any of the following products, services or facilities extended to any Obligated Party or its Subsidiaries by a lender under the Revolving Credit Facility or any of their Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) leases and other banking products or services as may be requested by any Obligated Party or its respective Subsidiary.

Bank Product Debt: Debt and other obligations of an Obligated Party relating to Bank Products.

Bank Product Reserve: has the meaning set forth in the Revolving Credit Agreement as in effect on the date hereof.

Bankruptcy Code: Title 11 of the United States Code.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Obligated Party, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Obligated Party, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.

Borrowing Base: on any date of determination, an amount equal to (a) the sum of (i) the Inventory Formula Amount plus (ii) 90% of the Value of Eligible Credit Card Receivables plus (iii) 75% of the Value of Eligible Team Sales Receivables plus (iv) 65% of the Value of Eligible Team Sales Inventory plus (v) the Rental Inventory Formula Amount, minus (b) the Availability Reserve established by the Revolver Agent at such time, minus (c) the Availability Block.

Borrowing Base Certificate: a certificate, in form and substance satisfactory to Agent, including all schedules and supporting documentation applicable thereto, by which Borrower certifies calculation of the Borrowing Base and the Revolving Credit Borrowing Base.

Business Day: (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, California, Massachusetts or New York, and (b) any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market; provided, that this clause (b) shall be applicable only for purposes of defining “Business Day” as such term is used in the definition of LIBOR.

Capital Expenditures: all liabilities incurred, expenditures made or payments due (whether or not made) by Borrower or its Subsidiaries for the acquisition of any fixed assets, or

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any improvements, replacements, substitutions or additions thereto with a useful life of more than one year, including the principal portion of Capital Leases.

Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account: a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be subject to Agent’s Liens for the benefit of Secured Parties.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to Agent’s good faith estimate of the amount due or to become due, with respect to any inchoate, contingent or other Obligations, including all fees and other amounts relating to such Obligations. “Cash Collateralization” has a correlative meaning.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b); (d) commercial paper rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services: any services provided from time to time by Revolver Agent or any of its Affiliates to any Obligated Party or any of their respective Subsidiaries in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

Change in Law: the occurrence, after the date hereof, of (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental

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Authority; or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

Change of Control: an event or series of events by which any of the following occurs:

(a) Craig L. Levra and Howard K. Kaminsky shall both cease to be executive officers of Borrower; or

(b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than the Permitted Holders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the power to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(c) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

(d) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Borrower, or control over the equity securities of Borrower entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of such securities; or

(e) Borrower shall cease, directly or indirectly, to own and control legally and beneficially all of the Equity Interests in any other Obligated Party without the prior written

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consent of Agent, such consent not to be unreasonably withheld so long as no Default or Event of Default has occurred and is continuing; or

(f) all or substantially all of the assets of any Obligated Party are sold or transferred, other than a sale or transfer to Borrower without the prior written consent of Agent, such consent not to be unreasonably withheld with respect to the assets of any Obligated Party other than Borrower so long as no Default or Event of Default has occurred and is continuing.

Claims: all liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of Agent, or replacement of any Lender) incurred by or asserted against any Indemnitee in any way relating to (a) any Term Loans, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligated Party to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: the date of this Agreement.

Code: the Internal Revenue Code of 1986.

Collateral: all Property described in Section 7.1, all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Compliance Certificate: a certificate, in the form of Exhibit B, appropriately completed.

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the

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Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Covenant Trigger Amount: from January 16 to November 29 each calendar year, the amount of $2,500,000, and from November 30 each calendar year to January 15 of the next calendar year, the amount of $7,500,000.

Covenant Trigger Period: the period (a) commencing on any day that a Default or an Event of Default occurs or Availability is equal to or less than the Covenant Trigger Amount; and (b) continuing until the date that, no Default or Event of Default has existed and Availability has been greater than the Covenant Trigger Amount for a period of thirty (30) consecutive days.

Credit Card and Charge Reserve: has the meaning set forth in the Revolving Credit Agreement without giving effect to any amendments or modifications of such definition after the date hereof.

Crystal: Crystal Financial SBIC LP, a Delaware limited partnership.

Crystal Indemnitees: Crystal and its officers, directors, employees, Affiliates, agents and attorneys.

Customer: the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower or Team Sales, as applicable, pursuant to which Borrower or Team Sales is to deliver any personal property or perform any services.

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables incurred in the Ordinary Course of Business that have not been made the subject of a promissory note, installment agreement or other similar instrument; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of Obligated Parties, the Obligations. The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2.00% plus the interest rate otherwise applicable thereto.

Defaulting Lender: any Lender that (a) fails to make any payment or provide funds to Agent or any Borrower as required hereunder or fails otherwise to perform its

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obligations under any Loan Document, and such failure is not cured within one Business Day, or (b) is the subject of any Insolvency Proceeding.

Deposit Account Control Agreements: the Deposit Account tri-party control agreements executed by each institution maintaining a Deposit Account for each Obligated Party, in favor of Revolver Agent and Agent, for the benefit of Secured Parties, as security for the Obligations.

Discharge of ABL Priority Obligations: has the meaning set forth in the Intercreditor Agreement.

Disclosure Schedules: the amended and restated disclosure schedules to this Agreement delivered by Borrower to Agent on the Closing Date.

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); any distribution, advance or repayment of Debt to a holder of Equity Interests; or any purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Dollars: lawful money of the United States.

Dominion Account: a special account established by Borrower at Revolver Agent or another bank acceptable to Agent, over which Revolver Agent has exclusive control for withdrawal purposes (subject to the terms of the Intercreditor Agreement).

EBITDA: determined on a consolidated basis for Borrower and its Subsidiaries, net income, calculated before non-cash share based compensation, interest expense, provision for income taxes, depreciation and amortization expense, non-cash impairment charges, gains or losses arising from the sale of capital assets, gains arising from the write-up of assets, and any extraordinary gains (in each case, to the extent included in determining net income).

Eligible Assignee: a Person that is (a) a Lender, U.S.-based Affiliate of a Lender or Approved Fund; (b) any other financial institution approved by Agent and Borrower (which approval by Borrower shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within two Business Days after notice of the proposed assignment), that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $5 billion, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or any other Applicable Law; and (c) during any Event of Default, any Person acceptable to Agent in its discretion.

Eligible Credit Card Receivables: has the meaning set forth in the Revolving Credit Agreement without giving effect to any amendments or modifications of such definition after the date hereof which creates additional Revolving Credit Availability.

Eligible Inventory: has the meaning set forth in the Revolving Credit Agreement; without giving effect to any amendments or modifications of such definition after the date hereof

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which creates additional Revolving Credit Availability; provided, however, that in no event shall Eligible Inventory for purposes of this Agreement and calculation of the Borrowing Base hereunder include Eligible Lift Ticket Inventory.

Eligible Lift Ticket Inventory: means ski lift ticket inventory held by Borrower from December 1 of each year through March 31 of each year to the extent such inventory is subject to a guaranteed buy-back of such tickets.

Eligible Rental Equipment Inventory: has the meaning set forth in the Revolving Credit Agreement without giving effect to any amendments or modifications of such definition after the date hereof which creates additional Revolving Credit Availability.

Eligible Team Sales Inventory: has the meaning set forth in the Revolving Credit Agreement without giving effect to any amendments or modifications of such definition after the date hereof which creates additional Revolving Credit Availability.

Eligible Team Sales Receivables: has the meaning set forth in the Revolving Credit Agreement without giving effect to any amendments or modifications of such definition after the date hereof which creates additional Revolving Credit Availability.

Enforcement Action: any action to enforce any Obligations or Loan Documents or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, or otherwise).

Environmental Laws: all Applicable Laws (including all programs, permits and guidance promulgated by regulatory agencies), relating to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, including CERCLA, RCRA and CWA.

Environmental Notice: a notice (whether written or oral) from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim, demand or request for correction, remediation or otherwise.

Environmental Release: a release as defined in CERCLA or under any other Environmental Law.

Equity Interest: the interest of any (a) shareholder in a corporation; (b) partner in a partnership (whether general, limited, limited liability or joint venture); (c) member in a limited liability company; or (d) other Person having any other form of equity security or ownership interest.

ERISA: the Employee Retirement Income Security Act of 1974.

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ERISA Affiliate: any trade or business (whether or not incorporated) under common control with an Obligated Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligated Party or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligated Party or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) any Obligated Party or ERISA Affiliate fails to meet any funding obligations with respect to any Pension Plan or Multiemployer Plan, or requests a minimum funding waiver; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligated Party or ERISA Affiliate.

Event of Default: as defined in Section 11.

Excluded Tax: with respect to Agent, any Lender, or any other recipient of a payment to be made by or on account of any Obligation, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located; (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower is located; (c) any backup withholding tax required by the Code to be withheld from amounts payable to a Lender that has failed to comply with Section 5.10; and (d) in the case of a Foreign Lender, any United States withholding tax that is (i) required pursuant to laws in force at the time such Lender becomes a Lender (or designates a new Lending Office) hereunder, or (ii) attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 5.10, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax.

Extraordinary Expenses: all costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligated Party, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligated Party, any representative of creditors of an Obligated Party or any other Person) in any way relating to any

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Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligated Party or independent contractors in liquidating any Collateral, and travel expenses.

Extraordinary Receipts: any net cash amounts received by any Obligated Party not in the Ordinary Course of Business, including: (a) the Net Proceeds of each applicable Permitted Asset Disposition to the extent the definition of Permitted Asset Disposition requires remittance to Agent of such Net Proceeds; (b) any issuance of Equity Interests by any Obligated Party; (c) foreign, United States, state or local tax refunds; (d) pension plan reversions; (e) proceeds of insurance on Collateral or business interruption insurance (but excluding in any event any proceeds from workers’ compensation or D&O insurance) and only while a Covenant Trigger Period is in effect or a Default or Event of Default has occurred and is continuing, (f) that portion of judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action; (h) indemnity payments; and (g) any purchase price adjustment received in connection with any purchase agreement. As used above, “net cash amount” means the cash amount of such receipts, net of bona fide direct costs incurred to non-Affiliates of any Obligated Party in connection with obtaining such cash receipts, including (i) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and fees of accountants and consultants, and (ii) transfer or similar taxes.

Fiscal Month: each fiscal month of Borrower and its Subsidiaries for accounting and tax purposes.

Fiscal Quarter: each period of three consecutive Fiscal Months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Borrower and Subsidiaries for accounting and tax purposes, ending on the Sunday of each year occurring closest to the last day of March.

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Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for Borrower and its Subsidiaries for the most recent four Fiscal Quarters, of (a) EBITDA to (b) Fixed Charges.

Fixed Charges: the sum of (a) interest expense (other than payment-in-kind), (b) scheduled principal payments made on Borrowed Money, (c) Capital Expenditures (except those Capital Expenditures (i) financed with Borrowed Money permitted hereunder other than Term Loans or (ii) reimbursed by landlords in cash), (d) cash income taxes paid, and (e) Distributions made.

FLSA: the Fair Labor Standards Act of 1938.

Foreign Lender: any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, or any state or district thereof.

Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Obligated Party or their respective Subsidiaries that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligated Party or their respective Subsidiaries.

Foreign Subsidiary: a Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code, such that a guaranty by such Subsidiary of the Obligations or a Lien on the assets of such Subsidiary to secure the Obligations would result in material tax liability to Borrower.

Full Payment: with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral); and (c) a release of any Claims of Obligated Parties against Agent and Lenders arising on or before the payment date.

GAAP: generally accepted accounting principles in effect in the United States from time to time.

Gift Card Liability Reserve: has the meaning set forth in the Revolving Credit Agreement without giving effect to any amendments or modifications of such definition after the date hereof.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Sport Chalet: Term Loan Agreement

Governmental Authority: any federal, state, municipal, foreign or other governmental department, agency, commission, board, bureau, court, tribunal, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for or pertaining to any government or court, in each case whether associated with the United States, a state, district or territory thereof, or a foreign entity or government.

Guarantors: each Person who guarantees payment or performance of any Obligations.

Guaranty: each guaranty agreement executed by a Guarantor in favor of Agent.

Hedging Agreement: an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency, commodity, credit or equity risk.

Indemnified Taxes: Taxes other than Excluded Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, and Crystal Indemnitees.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Inspection Covenant Trigger Period: has the meaning set forth in the Revolving Credit Agreement without giving effect to any amendments or modifications of such definition after the date hereof.

Intellectual Property: all intellectual and similar Property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that any Obligated Party’s or any of its Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Intercreditor Agreement: the Intercreditor Agreement dated as of the Closing Date among Agent, Revolver Agent, and Obligated Parties.

Sport Chalet: Term Loan Agreement

Interest Period: the period commencing on the Closing Date and ending on the last day of such calendar month and each calendar month thereafter; provided that, (a) each such period occurring after such initial period shall commence on the day after the immediately preceding period expires and (b) the final Interest Period shall be such that its expiration occurs on or before the Maturity Date.

Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in any Obligated Party’s business (but excluding Equipment).

Inventory Formula Amount: 102.5% of the NOLV Percentage of Eligible Inventory. As of the Closing Date, based on the Inventory appraisal effective as of June, 2014, the Inventory Formula Amount shall be calculated using the following monthly NOLV Percentages:

Month	NOLV Percentage
January	82.7%
February	82.2%
March	79.8%
April	78.0%
May	80.3%
June	81.6%
July	80.3%
August	78.0%
September	78.3%
October	81.9%
November	86.3%
December	88.3%

Upon receipt of each subsequent Inventory appraisal requested by Agent, the NOLV Percentage will thereafter be updated to reflect the findings of such appraiser.

Inventory Reserve: has the meaning set forth in the Revolving Credit Agreement without giving effect to any amendments or modifications of such definition after the date hereof which creates additional Revolving Credit Availability.

Sport Chalet: Term Loan Agreement

Investment: any acquisition of all or substantially all assets of a Person; any acquisition of record or beneficial ownership of any Equity Interests of a Person; or any advance or capital contribution to or other investment in a Person.

IRS: the United States Internal Revenue Service.

LC Obligations: has the meaning set forth in the Revolving Credit Agreement without giving effect to any amendments or modifications of such definition after the date hereof.

Lender Indemnitees: Lenders and their officers, directors, employees, Affiliates, agents and attorneys.

Lenders: as defined in the preamble to this Agreement and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance.

Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrower.

Letters of Credit: has the meaning set forth in the Revolving Credit Agreement without giving effect to any amendments or modifications of such definition after the date hereof.

LIBOR: subject to availability, the rate per annum equal to the offered British Bankers’ Association (or any recognized successor reporting body) interest settlement rates for deposits in Dollars for a 90-day period quoted by The Wall Street Journal two Business Days prior to the first day of the applicable Interest Period (but if no such offered rate exists, such rate will be the rate of interest per annum, as reasonably determined by Agent at which deposits of Dollars in immediately available funds are offered at 11:00 a.m. (London, England time) two Business Days prior to the first day in the applicable Interest Period by major financial institutions reasonably satisfactory to Agent in the London interbank market for such Interest Period for the applicable principal amount on such date of determination).

License: any license or agreement under which an Obligated Party is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom an Obligated Party obtains the right to use any Intellectual Property.

Lien: any Person’s interest in Property securing an obligation owed to, or a claim by, such Person, whether such interest is based on common law, statute or contract, including liens, security interests, pledges, hypothecations, statutory trusts, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property.

Sport Chalet: Term Loan Agreement

Lien Waiver: an agreement, in form and substance satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral and conduct a going out of business and public auction thereon; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Loan Account: the loan account established by Agent on its books pursuant to Section 5.8.

Loan Documents: this Agreement, Other Agreements and Security Documents.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties, prospects or condition (financial or otherwise) of Borrower or of the Obligated Parties taken as a whole, on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Agent’s Liens on any Collateral; (b) impairs the ability of any Obligated Party to perform any obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any material portion of the Collateral.

Material Contract: any agreement or arrangement to which any Obligated Party or any of its Subsidiaries is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Obligated Party, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Subordinated Debt, or Debt in an aggregate amount of $1,000,000 or more.

Maturity Date: November 8, 2018.

Maximum Borrowing Availability: an amount equal to the lesser of (a) the aggregate Term Exposure plus the Aggregate Revolving Loan Commitments then in effect (or, if such commitments have been terminated, the aggregate Revolving Exposure) and (b) the Borrowing Base, at such time.

Sport Chalet: Term Loan Agreement

Moody’s: Moody’s Investors Service, Inc., and its successors.

Mortgage: each mortgage, deed of trust or deed to secure debt pursuant to which any Obligated Party grants to Agent, for the benefit of Secured Parties, Liens upon the Real Estate owned by such Obligated Party, as security for the Obligations.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligated Party or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

Net Proceeds: with respect to an Asset Disposition, proceeds (including, when received, any deferred or escrowed payments) received by any Obligated Party or any of its Subsidiaries in cash from such disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

NOLV Percentage: has the meaning set forth in the definition of Inventory Formula Amount.

Obligated Party: Borrower and each of Borrower’s Subsidiaries that has signed this Agreement (or a joinder hereto in form and substance satisfactory to Agent).

Obligations: all (a) principal of and premium, if any, on the Term Loans, (b) interest, expenses, fees and other sums payable by Obligated Parties under Loan Documents, (c) obligations of Obligated Parties under any indemnity for Claims, (d) Extraordinary Expenses, and (e) other Debts, obligations and liabilities of any kind owing by Obligated Parties pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.

Ordinary Course of Business: the ordinary course of business of Borrower and its Subsidiaries, consistent with past practices and undertaken in good faith.

Organic Documents: with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

OSHA: the Occupational Safety and Hazard Act of 1970.

Other Agreement: each Note; Intercreditor Agreement; SBIC Side Letter; Disclosure Schedules; Lien Waiver; Borrowing Base Certificate; Compliance Certificate;

Sport Chalet: Term Loan Agreement

financial statement or report delivered hereunder; or other document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by an Obligated Party to Agent or a Lender in connection with any transactions relating hereto.

Other Taxes: all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

Overadvance: any occurrence such that the Aggregate Exposure shall exceed the Borrowing Base.

Participant: as defined in Section 13.2.

Patent Assignment: each patent collateral assignment agreement pursuant to which an Obligated Party assigns to Agent, for the benefit of Secured Parties, such Obligated Party’s interests in its patents, as security for the Obligations.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item: each check, draft or other item of payment payable to any Obligated Party, including those constituting proceeds of any Collateral.

PBGC: the Pension Benefit Guaranty Corporation.

Pension Plan: any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligated Party or ERISA Affiliate or to which the Obligated Party or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.

Permitted Asset Disposition: as long as no Default or Event of Default exists and all Net Proceeds are remitted to Agent (subject to the terms of the Intercreditor Agreement), an Asset Disposition that is (a) a sale of Inventory in the Ordinary Course of Business; (b) a disposition of Equipment that, in the aggregate during any 12 month period, has a fair market or book value (whichever is more) of $1,000,000 or less; (c) a disposition of Inventory that is obsolete, unmerchantable or otherwise unsalable in the Ordinary Course of Business; (d) termination of a lease of real or personal Property that is not necessary for the Ordinary Course of Business, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligated Party’s default; (e) any all cash sale(s) by Borrower of the Equity Interests of any of its Subsidiaries or any sale(s) of the assets of any Obligated Party other than Borrower that, in the aggregate during any 12 month period, has (or have) a fair market or book value (whichever is more) of $3,000,000 or less; or (e) approved in writing by Agent and Required Lenders.

Sport Chalet: Term Loan Agreement

Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; or (g) in an aggregate amount of $1,000,000 or less at any time.

Permitted Holders: any of Craig L. Levra, Howard K. Kaminsky, Norbert J. Olberz, or any family trusts of which any of the foregoing are the settlors, trustees, or beneficiaries.

Permitted Lien: as defined in Section 10.2.2.

Permitted Purchase Money Debt: Purchase Money Debt of Borrower and its Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $5,000,000 at any time and its incurrence does not violate Section 10.2.2.

Person: any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.

Plan: any employee benefit plan (as such term is defined in Section 3(3) of ERISA) established by an Obligated Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.

Pro Rata: with respect to any Lender, a percentage (carried out to the ninth decimal place) determined at any time, by dividing the amount of such Lender’s Term Loans by the aggregate amount of all outstanding Term Loans.

Properly Contested: with respect to any obligation of an Obligated Party, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligated Party’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Obligated Party; (e) no Lien is imposed on assets of the Obligated Party, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances: as defined in Section 2.2.

Sport Chalet: Term Loan Agreement

Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Receivables: accounts, contract rights, instruments (including those evidencing indebtedness owed to such Person), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Person arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

Refinancing Conditions: the following conditions for Refinancing Debt: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced; (b) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (d) the representations, covenants and defaults applicable to it are no less favorable to Obligated Parties than those applicable to the Debt being extended, renewed or refinanced; (e) no additional Lien is granted to secure it; (f) no additional Person is obligated on such Debt; (g) upon giving effect to it, no Default or Event of Default exists; and (h) such Refinancing Debt is not provided by any Affiliate of an Obligated Party or any of such Person’s respective shareholders, Affiliates or Subsidiaries.

Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 10.2.1(b), (d) or (f).

Rent and Charges Reserve: has the meaning set forth in the Revolving Credit Agreement without giving effect to any amendments or modifications of such definition after the date hereof which creates additional Revolving Credit Availability.

Rental Inventory Formula Amount: has the meaning set forth in the Revolving Credit Agreement without giving effect to any amendments or modifications of such definition after the date hereof which creates additional Revolving Credit Availability.

Report: as defined in Section 12.2.3.

Sport Chalet: Term Loan Agreement

Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

Required Lenders: Lenders having in excess of 50% of all outstanding Term Loans.

Reserve Percentage: the reserve percentage (expressed as a decimal, rounded up to the nearest 1/8th of 1%) applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”).

Restricted Investment: any Investment by Borrower or any of its Subsidiaries, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) Investments made in Team Sales in the Ordinary Course of Business when no Event of Default has occurred and is continuing or would result therefrom, and so long as the aggregate net amount of such Investments made on or after March 2, 2009, does not exceed $1,000,000 (it being understood that the “net” amount shall be calculated as the aggregate Investment made in excess of collections received by the Borrower in respect of amounts due to Team Sales from third parties); (d) Investments made in Value Services in the Ordinary Course of Business consisting of purchases and redemptions of gift card liabilities without the transfer of cash; and (e) loans and advances permitted under Section 10.2.7.

Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of any Obligated Party or any of its Subsidiaries to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolver Agent: means the agent under the Revolving Credit Facility.

Revolving Credit Agreement: means the Second Amended and Restated Credit Agreement dated as of October 18, 2010 among the Borrower, the other Obligated Parties party thereto, the Revolver Agent and the lenders party thereto, as in effect on the date hereof or as amended, restated, amended and restated, supplemented or otherwise modified, renewed, replaced or refinanced from time to time in accordance with the terms of the Intercreditor Agreement, so long as the Revolving Credit Obligations due thereunder are not refinanced or assigned to any Affiliate of an Obligated Party or any of such Person’s respective shareholders, Affiliates or Subsidiaries.

Revolving Credit Availability: shall have the same meaning as the term “Availability” (and any component definition thereof), as such term is defined in the Revolving Credit Agreement as in effect on the Closing Date.

Sport Chalet: Term Loan Agreement

Revolving Credit Borrowing Base: shall have the same meaning as the term “Borrowing Base” (and any component definition thereof), as such term is defined in the Revolving Credit Agreement as in effect on the Closing Date.

Revolving Credit Documents: means the Revolving Credit Agreement and the other documents, instruments and agreements entered into or delivered by any of the Obligated Parties in connection with the Revolving Credit Facility or otherwise evidencing the Revolving Credit Obligations, as in effect on the date hereof or as amended, restated, amended and restated, supplemented or otherwise modified, renewed, replaced or refinanced from time to time in accordance with the terms of the Intercreditor Agreement.

Revolving Credit Facility: means the revolving credit facility evidenced by the Revolving Credit Agreement.

Revolving Credit Loans: shall have the same meaning as the term “Revolver Loan,” as such term is defined in the Revolving Credit Agreement as in effect on the Closing Date.

Revolving Credit Obligations: shall have the same meaning as the term “Obligations,” as such term is defined in the Revolving Credit Agreement as in effect on the Closing Date.

Revolving Exposure: means, at any time of determination, the sum of (a) the aggregate outstanding principal amount of the Revolving Credit Loans plus (b) the aggregate outstanding LC Obligations (excluding LC Obligations that have been Cash Collateralized (as defined in the Revolving Credit Agreement) or backstopped by a back-up letter of credit, and excluding amounts owing by Borrower for any drawings under Letters of Credit).

Royalties: all royalties, fees, expense reimbursement and other amounts payable by Obligated Parties under a License.

SBA: as defined in Section 3.9.1.

SBIC: as defined in Section 3.9.1.

SBIC Act: as defined in Section 3.9.1.

SBIC Charges: as defined in Section 3.9.2.

SBIC Lender: Crystal.

SBIC Maximum Rate: as defined in Section 3.9.2.

SBIC Side Letter: a side letter from Agent to Borrower and acknowledged by Borrower and dated as of the Closing Date.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

Sport Chalet: Term Loan Agreement

Second Lien Deficiency Reserve: has the meaning set forth in the Revolving Credit Agreement.

Secured Parties: Agent and Lenders.

Security Documents: the Guaranties (if any), Mortgages (if any), Patent Assignments (if any), Trademark Security Agreements (if any), Deposit Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of Borrower or, if the context requires, another Obligated Party.

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Subordinated Debt: Debt incurred by any Obligated Party that is expressly subordinate and junior in right of payment (pursuant to the terms of a subordination agreement in form and substance satisfactory to Agent) to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent.

Subsidiary: with respect to any Person (the “subject Person”) any entity at least 50% of whose voting securities or Equity Interests is owned by the subject Person (including indirect ownership by the subject Person through other entities in which the subject Person directly or indirectly owns 50% of the voting securities or Equity Interests).

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Team Sales: Sport Chalet Team Sales, Inc., a California corporation.

Sport Chalet: Term Loan Agreement

Term Commitment: for any Lender, its obligation to make Term Loans on the Closing Date up to the maximum principal amount shown on Disclosure Schedule 1.1.

Term Exposure: with respect to any Lender at any time, the outstanding principal amount of such Lender’s Term Loans.

Term Loan: a term loan made pursuant to Section 2.1.

Term Loan Prepayment Fee: (a) from the Closing Date through and including the first anniversary of the Closing Date, 3.00% of the principal amount of the Term Loans prepaid or required to be prepaid, (b) following the first anniversary of the Closing Date through and including the second anniversary of the Closing Date, 2.00% of the principal amount of the Term Loans to be prepaid or required to be prepaid and (c) at all times following the second anniversary of the Closing Date, 0.00%; provided, however, that solely in the event of a voluntary prepayment of the Term Loans as a direct result of the receipt of any cash sale(s) of the Equity Interests of any Obligated Party or in connection with a Change of Control expressly permitted in writing by Agent, then the Term Loan Prepayment Fee set forth in clause (a) herein above shall be reduced to 2.00% of the principal amount of the Term Loans prepaid at such time.

Term Note: a promissory note to be executed by Borrower in favor of a Lender in the form of Exhibit A, which shall be in the amount of such Lender’s Term Commitment and shall evidence the Term Loans made by such Lender.

Trademark Security Agreement: each trademark security agreement pursuant to which an Obligated Party grants to Agent, for the benefit of Secured Parties, a Lien on such Obligated Party’s interests in trademarks, as security for the Obligations.

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

Upstream Payment: a Distribution by a Subsidiary of Borrower to Borrower.

Value: (a) for Inventory other than Eligible Rental Equipment Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis, and excluding any portion of cost attributable to intercompany profit among Borrower and their Affiliates; (b) for Eligible Rental Equipment Inventory, its value determined on the basis of cost, excluding any portion of cost attributable to intercompany profit among Borrower and their Affiliates; and (c) for an Account, its face amount, net of any returns, rebates, discounts

Sport Chalet: Term Loan Agreement

(calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.

Value Services: Sport Chalet Value Services, LLC, a Virginia limited liability company.

1.2 Accounting Terms. Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrower delivered to Agent before the Closing Date and using the same inventory valuation method as used in such financial statements, except for any change required or permitted by GAAP if Borrower’ certified public accountants concur in such change, the change is disclosed to Agent, and Section 10.3 is amended in a manner satisfactory to Required Lenders to take into account the effects of the change.

1.3 Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time: “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”

1.4 Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” “through” means “through and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day shall mean the time of day at Agent’s notice address under Section 14.3.1; or (g) discretion of Agent or any Lender mean the sole and absolute discretion of such Person, except if such discretion is referred to as “discretion, reasonably exercised” or “reasonable discretion” the standard for the exercise of discretion will be based from the perspective of an asset based lender. All calculations of Value, the funding of the Term Loans and payments of Obligations shall be in Dollars and, unless the context otherwise requires, all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. Borrowing Base calculations shall be consistent with

Sport Chalet: Term Loan Agreement

historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP). Obligated Parties shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent or any Lender under any Loan Documents. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Whenever the phrase “to the best of Borrower’ knowledge”, “to the best of Obligated Parties’ knowledge” or words of similar import are used in any Loan Documents, it means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter to which such phrase relates. Any Event of Default shall be deemed to be continuing until waived in writing by Agent and Required Lenders.

SECTION 2.	CREDIT FACILITY

2.1 Term Commitment.

2.1.1. Term Loans. Each Lender agrees, severally on a Pro Rata basis up to its Term Commitment, on the terms set forth herein, to make a Term Loan to Borrower on the Closing Date; provided, however, that, on the Closing Date, after giving effect to the making of the Term Loans, (x) the Aggregate Exposure shall not exceed Maximum Borrowing Availability and (y) the Term Exposure of any Lender shall not exceed such Lender’s Term Commitment. Amounts borrowed under this Section 2.1 and repaid may not be reborrowed.

2.1.2. Term Note. The Term Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender. At the request of any Lender, Borrower shall deliver a Term Note to such Lender.

2.1.3. Use of Proceeds. The proceeds of Term Loans shall be used by Borrower solely for working capital and other lawful corporate purposes of Borrower.

2.1.4. Termination of Term Commitment. Upon each Lender’s making of such Term Loan on the Closing Date, the Term Commitment of such Lender shall automatically be terminated.

2.1.5. Second Lien Deficiency Reserve. The Borrower hereby acknowledges and agrees that Agent shall require that the Revolver Agent impose the Second Lien Deficiency Reserve at any time subject to and in accordance with the Intercreditor Agreement (as in effect on the Closing Date).

2.2 Protective Advances. Agent shall be authorized, in its discretion, at any time to make advances (“Protective Advances”) if Agent deems such Term Loans necessary or desirable (a) to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations; or (b) to pay any other amounts chargeable to any Obligated Party under any Loan Documents, including costs, fees and expenses. Each Lender shall participate in each Protective Advance on a Pro Rata basis. Required Lenders may at any time revoke Agent’s authority to make further

Sport Chalet: Term Loan Agreement

Protective Advances by written notice to Agent. Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

SECTION 3.	INTEREST, FEES AND CHARGES

3.1 Interest.

3.1.1. Rates and Payment of Interest.

(a) The Obligations shall bear interest at LIBOR for the applicable Interest Period, plus the Applicable Margin. Interest shall accrue from the Closing Date until paid in full.

(b) During an Insolvency Proceeding with respect to any Obligated Party or at any time that an Overadvance exists, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment). Each Obligated Party acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for such additional costs and expenses.

(c) Interest accrued on the Term Loans shall be due and payable in arrears, on the first day of each month and on the Maturity Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.2 Fees.

3.2.1. Closing Fee. Borrower shall pay to Agent for the Pro Rata benefit of Lenders, a closing fee of $262,500, which shall be paid concurrently with the funding of the Term Loans on the Closing Date.

3.2.2. Prepayment Fee. In the event that, at any time prior to the second anniversary of the Closing Date, the Borrower prepays, or is required to prepay, the Term Loans in whole or in part, including, without limitation, as a result of acceleration of the Obligations after the occurrence of an Event of Default, then, on the effective date of such prepayment, the Borrower shall pay to Agent, for the ratable benefit of the Lenders, an amount equal to the applicable Term Loan Prepayment Fee with respect to such prepayment. All parties to this Agreement agree and acknowledge that the Lenders will have suffered damages on account of the prepayment of any portion of the Term Loans prior to the second anniversary of the Closing Date, including, without limitation after the occurrence of any Event of Default, and result in loss to the Lenders of the use of the money due and may impede the Lenders in meetings its other financial obligations, and that, it is extremely difficult and impractical to ascertain the amount of such damages, therefore the Term Loan Prepayment Fee with respect to the amount of Term Loans so prepaid constitutes reasonable and fair compensation and liquidated damages to compensate the Lenders on account of such loss.

Sport Chalet: Term Loan Agreement

3.3 Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days. Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error. All fees shall be fully earned when due and shall not be subject to rebate, refund or proration. All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money. A certificate as to amounts payable by Borrower under Section 3.4, 3.6, 3.7 or 5.9, submitted to Borrower by Agent or the affected Lender, as applicable, shall be final, conclusive and binding for all purposes, absent manifest error, and Borrower shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

3.4 Reimbursement Obligations. Obligated Parties shall reimburse Agent for all Extraordinary Expenses. Obligated Parties shall also reimburse Agent for all legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 10.1.1(c), each inspection, audit or appraisal with respect to any Obligated Party or Collateral, whether prepared by Agent’s personnel or a third party. All legal, accounting and consulting fees shall be charged to Obligated Parties by Agent’s professionals at their full hourly rates, regardless of any reduced or alternative fee billing arrangements that Agent, any Lender or any of their Affiliates may have with such professionals with respect to this or any other transaction. All amounts payable by Obligated Parties under this Section 3.4 shall be due on demand.

3.5 Intentionally Omitted.

3.6 Inability to Determine Rates. If Required Lenders notify Agent for any reason that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining LIBOR for the Interest Period, or (c) LIBOR does not adequately and fairly reflect the cost to such Lenders of funding such Loan, then Agent will promptly so notify Borrower and each Lender and thereafter interest shall be calculated in accordance with the terms set forth in the definition of LIBOR.

3.7 Increased Costs; Capital Adequacy.

3.7.1. Change in Law. If any Change in Law shall:

(a) impose modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR);

Sport Chalet: Term Loan Agreement

(b) subject any Lender to any Tax with respect to any Loan or Loan Document or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 5.9 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or

(c) impose on any Lender or the London interbank market any other condition, cost or expense affecting any Loan or Loan Document;

and the result thereof shall be to increase the cost to such Lender of maintaining the Term Loans, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

3.7.2. Capital Adequacy. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or holding company’s capital as a consequence of this Agreement, or such Lender’s Loans to a level below that which such Lender or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s and holding company’s policies with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate it or its holding company for any such reduction suffered.

3.7.3. Compensation. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.7 shall not constitute a waiver of its right to demand such compensation, but Borrower shall not be required to compensate a Lender for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.8 Mitigation. If any Lender requests compensation under Section 3.7, or if Borrower is required to pay additional amounts with respect to a Lender under Section 5.9, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it. Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9 SBA Matters.

3.9.1. SBA Information. Crystal has received a license from the U.S. Small Business Administration (“SBA”) to extend loans as a small business investment company

Sport Chalet: Term Loan Agreement

(“SBIC”) pursuant to the Small Business Investment Act of 1958, as amended, and the associated regulations (collectively, the “SBIC Act”). Portions of the Term Loans to Borrower will be made under the SBA license and the SBIC Act. The SBIC Side Letter outlines various responsibilities of Lenders and Borrower associated with an SBA loan, and such SBIC Side Letter is hereby incorporated in this Agreement.

3.9.2. SBIC Charges. In addition, notwithstanding anything herein to the contrary, with respect to Term Loans held by the SBIC Lender, if at any time any amount that would be charged (collectively, the “SBIC Charges”), shall exceed the maximum amount (the “SBIC Maximum Rate”) which may be received by a SBIC Lender holding such Term Loan in accordance with the SBIC Act, the rate of interest, fees, charges or other amounts payable to any SBIC Lender in respect of such Term Loan hereunder, together with all SBIC Charges payable in respect thereof, shall be limited to the SBIC Maximum Rate.

3.10 Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”). If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4.	LOAN ADMINISTRATION

4.1 Intentionally Omitted.

4.2 Defaulting Lender. Agent may (but shall not be required to), in its discretion, retain any payments or other funds received by Agent that are to be provided to a Defaulting Lender hereunder, and may apply such funds to such Lender’s defaulted obligations. The failure of any Lender to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender. Lenders and Agent agree (which agreement is solely among them, and not for the benefit of or enforceable by any Obligated Party) that, solely for purposes of determining a Defaulting Lender’s right to vote on matters relating to the Loan Documents and to share in payments, fees and Collateral proceeds thereunder, a Defaulting Lender shall not be deemed to be a “Lender” until all its defaulted obligations have been cured.

4.3 Intentionally Omitted.

4.4 Borrower as Agent for Obligated Parties. Each Obligated Party hereby designates Borrower as its representative and agent for all purposes under the Loan Documents, including delivery or receipt of communications, preparation and delivery of financial reports, requests for waivers, amendments or other accommodations, actions under the Loan Documents

Sport Chalet: Term Loan Agreement

(including in respect of compliance with covenants), and all other dealings with Agent or any Lender. Borrower hereby accepts such appointment. Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower on behalf of any Obligated Party. Agent and Lenders may give any notice or communication with any Obligated Party hereunder to Borrower on behalf of such Obligated Party. Each of Agent and Lenders shall have the right, in its discretion, to deal exclusively with Borrower for any or all purposes under the Loan Documents. Each Obligated Party agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower shall be binding upon and enforceable against it.

4.5 One Obligation. The Term Loans and other Obligations shall constitute one general obligation of each Obligated Party and (unless otherwise expressly provided in any Loan Document) shall be secured by Agent’s Lien upon all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Obligated Party to the extent of any Obligations jointly or severally owed by such Obligated Party.

4.6 Effect of Termination; Maturity Date. On the Maturity Date or otherwise, all Obligations shall be immediately due and payable. All undertakings of Obligated Parties contained in the Loan Documents shall survive any termination, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until Full Payment of the Obligations. Notwithstanding Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Agent receives (a) a written agreement, executed by Obligated Parties and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such damages; or (b) such Cash Collateral as Agent, in its discretion, deems necessary to protect against any such damages. Sections 3.4, 3.7, 3.9, 5.5, 5.10, 12, 14.2 and this Section 4.6, and the obligation of each Obligated Party and Lender with respect to each indemnity given by it in any Loan Document, shall survive Full Payment of the Obligations and any release relating to this credit facility.

SECTION 5.	PAYMENTS

5.1 General Payment Provisions. All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon on the due date. Any payment after such time shall be deemed made on the next Business Day. Borrower may, at the time of payment, specify to Agent the Obligations to which such payment is to be applied, but Agent shall in all events retain the right to apply such payment in such manner as Agent, subject to the provisions hereof, may determine to be appropriate. If any payment under the Loan Documents shall be stated to be due on a day other than a Business Day, the due date shall be extended to the next Business Day and such extension of time shall be included in any computation of interest and fees.

Sport Chalet: Term Loan Agreement

5.2 Repayment of Term Loans. The entire unpaid principal amount of the Term Loans shall be due and payable in full on the Maturity Date, unless payment is sooner required hereunder.

5.3 Mandatory Prepayments

5.3.1. Extraordinary Receipts. Subject to the terms of the Intercreditor Agreement, immediately upon the receipt by any Obligated Party or any of its Subsidiaries of any Extraordinary Receipts, Borrower shall prepay the outstanding principal amount of the Obligations in an amount equal to 100% of such Extraordinary Receipts. Subject to the terms of the Intercreditor Agreement, immediately upon the issuance or incurrence by any Obligated Party or any of its Subsidiaries of any Indebtedness (other than as permitted hereunder), Borrower shall prepay the outstanding principal amount of the Obligations in an amount equal to 100% of the cash proceeds received in connection with such issuance or incurrence. The provisions of this Section 5.3.1 shall not be deemed to be implied consent to any such issuance or incurrence otherwise prohibited by the terms and conditions of this Agreement.

5.3.2. Borrowing Base. If at any time, the Aggregate Exposure exceeds Maximum Borrowing Availability then in effect, then (a) until the Discharge of ABL Priority Obligations, the Borrower shall immediately prepay the Revolving Loans, and (b) thereafter, the Borrower shall immediately prepay the Term Loans, for the respective accounts of the Lenders in accordance with their Pro Rata share thereof, in each case in an amount to eliminate such excess.

5.4 Payment of Other Obligations. Obligations other than Term Loans, including Extraordinary Expenses, shall be paid by Borrower as provided in the Loan Documents or, if no payment date is specified, on demand.

5.5 Marshaling; Payments Set Aside. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Obligated Party or against any Obligations. If any payment by or on behalf of any Obligated Party is made to Agent or any Lender, or Agent or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

5.6 Post-Default Allocation of Payments.

5.6.1. Allocation. Notwithstanding anything herein to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by Obligated Party, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a) first, to the payment of any Protective Advances, if any;

Sport Chalet: Term Loan Agreement

(b) second, to all costs and expenses, including Extraordinary Expenses, owing to Agent;

(c) third, to all Obligations constituting fees;

(d) fourth, to all Obligations constituting interest on the Term Lon;

(e) fifth, to all Obligations constituting principal on the Term Loan; and

(f) sixth, to all other Obligations owing to Agent and Lenders.

Amounts shall be applied to each category of Obligations set forth above until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Obligations in the category. The allocations set forth in this Section 5.6.1 are solely to determine the rights and priorities of Agent and Lenders as among themselves, and may be changed by agreement among them without the consent of any Obligated Party. This Section 5.6.1 is not for the benefit of or enforceable by Obligated Parties.

5.6.2. Erroneous Application. Agent shall not be liable for any application of amounts made by it in error and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).

5.7 Application of Payments. Obligated Parties irrevocably waive the right to direct the application of any payments or Collateral proceeds, and agree that Agent shall have the continuing, exclusive right to apply and reapply same against the Obligations, in such manner as Agent deems advisable, notwithstanding any entry by Agent in its records.

5.8 Loan Account; Account Stated.

5.8.1. Loan Account. Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Debt of Borrower resulting from the Term Loans. Any failure of Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrower to pay any amount owing hereunder.

5.8.2. Entries Binding. Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.9 Taxes.

Sport Chalet: Term Loan Agreement

5.9.1. Payments Free of Taxes. Any and all payments by any Obligated Party on account of any Obligations shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if an Obligated Party shall be required by Applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.9.1) Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made; (b) such Obligated Party shall make such deductions; and (c) such Obligated Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law. Without limiting the foregoing, Obligated Parties shall timely pay all Other Taxes to the relevant Governmental Authorities.

5.9.2. Payment. Obligated Parties shall indemnify, hold harmless and reimburse Agent and Lenders, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9) paid by Agent or any Lender with respect to any Obligations or Loan Documents, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Agent), or by Agent, shall be conclusive absent manifest error. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Obligated Party, such Obligated Party shall deliver to Agent a receipt issued by the Governmental Authority evidencing such payment or other evidence of payment satisfactory to Agent.

5.10 Foreign Lenders.

5.10.1. Exemption. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which an Obligated Party is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments under any Loan Document shall deliver to Agent and Borrower, at the time or times prescribed by Applicable Law or reasonably requested by Agent or Borrower, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by Agent or Borrower, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Agent or Borrower as will enable Agent and Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

5.10.2. Documentation. Without limiting the generality of the foregoing, if Borrower is resident for tax purposes in the United States, a Foreign Lender shall deliver to Agent and Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the request of Agent or Borrower, but only if such Foreign Lender is legally entitled to do so), (a) duly completed copies of IRS Form W-8BEN claiming eligibility for

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benefits of an income tax treaty to which the United States is a party; (b) duly completed copies of IRS Form W-8ECI; (c) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (i) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Obligated Party within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, and (ii) duly completed copies of IRS Form W-8BEN; or (d) any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding tax, duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower to determine the withholding or deduction required to be made.

SECTION 6.	CONDITIONS PRECEDENT

6.1 Conditions Precedent to Term Loans. Lenders shall not be required to fund the Term Loans on the Closing Date, until the date that each of the following conditions has been satisfied:

(a) Each required Loan Document (including, without limitation the Intercreditor Agreement) shall have been duly executed and delivered to Agent by each of the signatories thereto, shall be in form and substance satisfactory to Agent, and each Obligated Party shall be in compliance with all terms thereof.

(b) Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral, as well as UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c) Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of each Obligated Party certifying that, after giving effect to the initial Term Loans and transactions hereunder, (i) such Obligated Party is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 9 are true and correct; and (iv) such Obligated Party has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(d) Agent shall have received a certificate of a duly authorized officer of each Obligated Party, certifying (i) that attached copies of such Obligated Party’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents. Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Obligated Party in writing.

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(e) Agent shall have received a written opinion of Sheppard Mullin Richter & Hampton LLP, as well as any local counsel to Obligated Parties, in form and substance satisfactory to Agent and its counsel.

(f) Agent shall have received copies of the charter documents of each Obligated Party, certified by the Secretary of State or other appropriate official of such Obligated Party’s jurisdiction of organization. Agent shall have received good standing certificates for each Obligated Party, issued by the Secretary of State or other appropriate official of such Obligated Party’s jurisdiction of organization and each jurisdiction where such Obligated Party’s conduct of business or ownership of Property necessitates qualification.

(g) Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by Obligated Parties, all in compliance with the Loan Documents.

(h) Agent shall have completed its business, financial and legal due diligence of Obligated Parties, including, without limitation, (i) background checks on Borrower and senior management, the results of which shall be satisfactory to Agent, (ii) Agent shall have the opportunity to meet with Borrower’s senior management, advisors and appraisers to discuss Borrower’s business, its projections, commercial finance exams results or other collateral audits and appraisal issues, and such other matters that may arise in connection with Agent’s due diligence, and (iii) receipt by Agent of a recent take-down commercial field examination and collateral appraisal, with results satisfactory to Agent. No material adverse change in the financial condition of any Obligated Party or in the quality, quantity or value of any Collateral shall have occurred since March 31, 2013, except as has been disclosed in writing to Agent.

(i) Obligated Parties shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date.

(j) Agent shall have received a Borrowing Base Certificate prepared as of June 22, 2014 (and/or such other date(s) as Agent shall request). Upon giving effect to the funding of the Term Loans, the funding of any loans or other obligations under the Revolving Credit Facility, if any, and the payment by Borrower of all fees and expenses incurred in connection herewith as well as any payables stretched beyond their customary payment practices, Availability shall be at least $8,000,000 and calculated based on each trade payable being paid no later than trade terms from vendors with respect to the such trade payable, expenses and liabilities being paid in the ordinary course of business and without acceleration of sales.

(k) Agent shall have received the Disclosure Schedules in form and substance satisfactory to Agent in its discretion.

(l) Each of the other documents set forth on the “Closing Checklist” prepared by Agent’s counsel and made available to Obligated Parties has been duly-executed and delivered, and all other items set forth on such Closing Checklist have been verified or delivered, as applicable, in each case to the satisfaction of Agent and its counsel.

Sport Chalet: Term Loan Agreement

(m) The third amendment to the Revolving Credit Agreement shall be effective and shall be on terms reasonably satisfactory to Agent and each Lender.

(n) Agent shall have received projections from Borrower for each of the next two years, and which shall include a projection of Availability for each of the twelve consecutive months following the Closing Date and shall otherwise be reasonably satisfactory in form and substance to Agent and each Lender.

(o) There shall not have occurred any litigation or other proceeding the results of which could reasonably be expected to have a Material Adverse Effect.

(p) Borrower shall have completed, executed (where applicable) and delivered to the SBIC Lender, the SBIC Side Letter, SBA Form 480 and SBA Form 652, each dated as of the Closing Date.

(q) The representations and warranties of each Obligated Party in the Loan Documents shall be true and correct on the Closing Date (except for representations and warranties that expressly relate to an earlier date).

(r) No Default or Event of Default shall exist.

(s) No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect.

The request by Borrower for funding of the Term Loans on the Closing Date shall constitute a representation by Obligated Parties that the foregoing conditions are satisfied on the date of such request. As an additional condition to the funding, Agent shall have received such other information, documents, instruments and agreements as it deems appropriate in connection therewith.

SECTION 7.	COLLATERAL

7.1 Grant of Security Interest. To secure the prompt payment and performance of all Obligations, Borrower hereby grants to Agent, for the benefit of Secured Parties, a new continuing security interest in and Lien upon all Property of Borrower, including all of the following Property, whether now owned or hereafter acquired, and wherever located:

(a) all Accounts;

(b) all Chattel Paper, including electronic chattel paper;

(c) all Commercial Tort Claims;

(d) all Deposit Accounts;

(e) all Documents;

(f) all General Intangibles, including Intellectual Property;

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(g) all Goods, including Inventory, Equipment and fixtures;

(h) all Instruments;

(i) all Investment Property;

(j) all Letter-of-Credit Rights;

(k) all Supporting Obligations;

(l) all cash and other monies, whether or not in the possession or under the control of Agent, a Lender, or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral;

(m) all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and

(n) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.

7.2 Lien on Deposit Accounts; Cash Collateral

7.2.1. Deposit Accounts. To further secure the prompt payment and performance of all Obligations, Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all amounts credited to any Deposit Account of Borrower, including any sums in any blocked accounts or in any accounts into which such sums are swept. Each such Deposit Account shall be subject to a Deposit Account Control Agreement. Borrower authorizes and directs each bank or other depository to deliver to the account designated in such Deposit Account Control Agreement, on a daily basis, all balances in each Deposit Account maintained by Borrower with such depository for application to the Revolving Credit Obligations then outstanding in accordance with the Revolving Credit Agreement as in effect on the Closing Date. Borrower irrevocably appoints Agent as Borrower’s attorney-in-fact to collect such balances to the extent any such delivery is not so made.

7.2.2. Cash Collateral. Any Cash Collateral may be invested, at Agent’s discretion, in Cash Equivalents, but Agent shall have no duty to do so, regardless of any agreement or course of dealing with Borrower, and shall have no responsibility for any investment or loss. Borrower hereby grants to Agent, for the benefit of Secured Parties, a security interest in all Cash Collateral held from time to time and all proceeds thereof, as security for the Obligations, whether such Cash Collateral is held in a Cash Collateral Account or elsewhere. Agent may apply Cash Collateral to the payment of any Obligations, in such order as Agent may elect, as they become due and payable. Each Cash Collateral Account and all Cash Collateral shall be under the sole dominion and control of Agent and Revolver Agent (and subject to the terms of the Intercreditor Agreement). Neither Borrower nor other Person

Sport Chalet: Term Loan Agreement

claiming through or on behalf of Borrower shall have any right to any Cash Collateral, until Full Payment of all Obligations.

7.3 Other Collateral.

7.3.1. Commercial Tort Claims. Borrower shall promptly notify Agent in writing if Borrower has a Commercial Tort Claim (other than, as long as no Default or Event of Default exists, a Commercial Tort Claim for less than $100,000) and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to confer upon Agent (for the benefit of Secured Parties) a duly perfected, first priority Lien upon such claim.

7.3.2. Certain After-Acquired Collateral. Borrower shall promptly notify Agent in writing if, after the Closing Date, Borrower obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Intellectual Property, Investment Property or Letter-of-Credit Rights and, upon Agent’s request, shall promptly take such actions as Agent deems appropriate to effect Agent’s duly perfected, first priority Lien upon such Collateral, subject only to the prior Lien in favor of the Revolver Agent and subject to the terms of the Intercreditor Agreement, including obtaining any appropriate possession (subject to the terms of the Intercreditor Agreement), control agreement or Lien Waiver. If any Collateral is in the possession of a third party, at Agent’s request, Borrower shall obtain an acknowledgment that such third party holds the Collateral for the benefit of Agent, subject to the terms of the Intercreditor Agreement.

7.4 No Assumption of Liability. The Lien on Collateral granted hereunder is given as security only and shall not subject Agent or any Lender to, or in any way modify, any obligation or liability of Borrower relating to any Collateral.

7.5 Further Assurances. Promptly upon request, Borrower shall deliver such instruments, assignments, title certificates, or other documents or agreements, and shall take such actions, all subject to the terms of the Intercreditor Agreement, as Agent deems appropriate under Applicable Law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement. Borrower authorizes Agent to file any financing statement that indicates the Collateral as “all assets” or “all personal property” of Borrower, or words to similar effect, and ratifies any action taken by Agent before the Closing Date to effect or perfect its Lien on any Collateral.

7.6 Foreign Subsidiary Stock. Notwithstanding Section 7.1, not more than 65% of the voting stock of any Foreign Subsidiary and 100% of all non-voting stock (if any) of each Foreign Subsidiary shall be included in the Collateral.

SECTION 8.	COLLATERAL ADMINISTRATION

8.1 Borrowing Base Certificates. Borrower shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate (a) by Wednesday of each week, prepared as of the close of business on Sunday of the previous week, (b) at each time of delivery to the Revolver Agent of any “Borrowing Base Certificate” pursuant to the terms of the Revolving Credit Agreement, and (c) at such other times as Agent may request. All calculations

Sport Chalet: Term Loan Agreement

of Availability in any Borrowing Base Certificate shall originally be made by Borrower and certified by a Senior Officer, provided that until the Full Payment (as defined in the Revolving Credit Agreement) of the Revolving Credit Obligations and the termination of the “Commitments” (as defined in the Revolving Credit Agreement) the Revolver Agent (subject to the limitations set forth in the Intercreditor Agreement) may from time to time review and adjust (and thereafter the Agent may review and adjust) any such calculation (i) to reflect its reasonable estimate of declines in value of any Collateral; (ii) to adjust advance rates to reflect changes in shrinkage, quality, mix and other factors affecting Collateral; and (iii) to the extent the calculation is not made in accordance with this Agreement or as set forth in the Revolving Credit Agreement or does not accurately reflect the Availability Reserve whether as required hereunder or in connection with the Revolving Credit Agreement (including, without limitation, the Second Lien Deficiency Reserve) or otherwise reflect changes in the Availability Reserve (including, without limitation, changes in the Second Lien Deficiency Reserve).

8.2 Administration of Accounts and Receipts.

8.2.1. Records and Schedules of Sales and Accounts. Borrower shall keep accurate and complete records of its Accounts and receipts from sales of Inventory in the Ordinary Course of Business, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form satisfactory to Agent, together with such other information pertaining to Accounts and sales as Agent may reasonably request, all on such periodic basis as Agent may request.

8.2.2. Taxes. If an Account of Borrower includes a charge for any Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from Borrower or with respect to any Collateral.

8.2.3. Intentionally Omitted.

8.2.4. Maintenance of Dominion Account. Borrower shall maintain Dominion Accounts pursuant to arrangements acceptable to Agent. Borrower shall obtain an agreement (in form and substance satisfactory to Agent) from the Dominion Account bank, establishing Agent’s control over and Lien in the Dominion Account, requiring immediate deposit of all Payment Items, deposits and other remittances received in the Dominion Account and, if such Dominion Account is not the main Dominion Account, requiring immediate transfer of all funds therein to the main Dominion Account, and waiving offset rights of such bank against any funds in the Dominion Account, except offset rights for customary administrative charges. Neither Agent nor Lenders assume any responsibility to Borrower for any Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

8.2.5. Deposits and Other Proceeds of Collateral. All checks or cash received from the sale of Inventory shall be held by Borrower in trust for Agent and promptly (not later than the next Business Day) deposited into a Dominion Account. Borrower shall request in writing and otherwise take all necessary steps to ensure that all amounts due under credit card

Sport Chalet: Term Loan Agreement

sales are remitted by the credit card companies and all other payments on Accounts or otherwise relating to Collateral are made directly to a Dominion Account. If Borrower or any of its Subsidiaries receives cash or Payment Items with respect to any other Collateral, such amounts shall also be held by Borrower in trust for Agent and promptly (not later than the next Business Day) deposited into a Dominion Account.

8.3 Administration of Inventory.

8.3.1. Records and Reports of Inventory. Borrower shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports in form satisfactory to Agent, on such periodic basis as Agent may request. Borrower shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request. Agent may participate in and observe each physical count.

8.3.2. Returns of Inventory. Borrower shall not return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any month (other than defective Inventory or Inventory returned by customers) exceeds $2,500,000; and (d) any payment received by Borrower for a return is promptly remitted to Agent for application to the Obligations, subject to the terms of the Intercreditor Agreement.

8.3.3. Acquisition, Sale and Maintenance. Borrower shall not acquire or accept any Inventory on consignment or approval, and shall take all commercially reasonable steps to assure that all Inventory produced by or under the direction or control of Borrower or its Subsidiaries is produced in accordance with Applicable Law, including the FLSA. Borrower and its Subsidiaries shall not acquire or accept any Inventory that is known to any of them to have been produced in violation of Applicable Law, including the FLSA. Borrower shall not sell any Inventory on consignment or approval or any other basis under which the customer may return or require Borrower to repurchase such Inventory (excepting Borrower’s retail policies concerning the return of purchases of Inventory). Borrower shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

8.4 Administration of Equipment.

8.4.1. Records and Schedules of Equipment. Borrower shall keep accurate and complete records of its Equipment, including kind, quality, quantity, cost, acquisitions and dispositions thereof, and shall submit to Agent, on such periodic basis as Agent may request, a current schedule thereof, in form satisfactory to Agent. Promptly upon request, Borrower shall deliver to Agent evidence of its ownership or interests in any Equipment.

Sport Chalet: Term Loan Agreement

8.4.2. Dispositions of Equipment. Borrower shall not sell, lease or otherwise dispose of any Equipment, without the prior written consent of Agent, other than (a) a Permitted Asset Disposition; and (b) replacement of Equipment that is worn, damaged or obsolete with Equipment of like function and value, if the replacement Equipment is acquired substantially contemporaneously with such disposition and is free of Liens.

8.4.3. Condition of Equipment. The Equipment is in good operating condition and repair, and all necessary replacements and repairs have been made so that the value and operating efficiency of the Equipment is preserved at all times, reasonable wear and tear excepted. Borrower shall ensure that the Equipment is mechanically and structurally sound, and capable of performing the functions for which it was designed, in accordance with manufacturer specifications.

8.5 Administration of Deposit Accounts. Disclosure Schedule 8.5 sets forth all Deposit Accounts maintained by Borrower, including all Dominion Accounts. Borrower shall take all actions necessary to establish Agent’s control of each such Deposit Account (other than an account exclusively used for payroll, payroll taxes or employee benefits, or an account containing not more than $10,000 at any time). Borrower shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent and Revolver Agent) to have control over a Deposit Account or any Property deposited therein. Borrower shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Disclosure Schedule 8.5 to reflect same.

8.6 General Provisions.

8.6.1. Location of Collateral. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Borrower at the business locations set forth in Disclosure Schedule 8.6.1, except that Borrower may (a) make sales or other dispositions of Collateral in accordance with Section 10.2.6; (b) move Equipment between (or, upon purchase, to) business locations set forth in Disclosure Schedule 8.6.1; (c) permit Equipment to be in transit to and from, and in possession of, any Person in the business of repairing or maintaining such Equipment for the purpose of maintenance and repair in the Ordinary Course of Business; and (d) move Collateral to another location in the United States, upon 30 Business Days prior written notice to Agent.

8.6.2. Insurance of Collateral; Condemnation Proceeds.

(i) Borrower shall maintain insurance with respect to the Collateral, covering casualty, hazard, public liability, theft, malicious mischief, flood (to the extent reasonably required by Agent) and other risks, in amounts, with endorsements and with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) satisfactory to Agent. All proceeds under each policy shall be payable to Agent (subject to the terms of the Intercreditor Agreement). From time to time upon Agent’s request therefor, Borrower shall deliver to Agent the originals or certified copies of its insurance policies and any updated flood plain searches conducted by Borrower or at Borrower’s request, if any. Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as sole loss payee or additional insured, as appropriate

Sport Chalet: Term Loan Agreement

(and subject to the terms of the Intercreditor Agreement); (ii) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy. If Borrower fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge Borrower therefor. Borrower agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies. While no Event of Default exists, Borrower may settle, adjust or compromise any insurance claim, as long as the proceeds are delivered to Agent. If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims.

(ii) Any proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance) and any awards arising from condemnation of any Collateral shall be paid to Agent (subject to the terms set forth in the Intercreditor Agreement). Any such proceeds or awards that relate to Inventory shall, subject to subsection (iii) below, be applied to payment of the Term Loans, and then to any other Obligations outstanding. Subject to subsection (iii) below, any proceeds or awards that relate to Equipment or Real Estate shall be applied first to the Term Loans and then to other Obligations.

(iii) If requested by Borrower in writing within 15 days after Agent’s receipt of any insurance proceeds or condemnation awards relating to any loss or destruction of Equipment or Real Estate, Borrower may use such proceeds or awards to repair or replace such Equipment or Real Estate (and until so used, the proceeds shall be held by Agent as Cash Collateral) as long as (i) no Default or Event of Default exists; (ii) such repair or replacement is promptly undertaken and concluded, in accordance with plans satisfactory to Agent; (iii) replacement buildings are constructed on the sites of the original casualties and are of comparable size, quality and utility to the destroyed buildings; (iv) the repaired or replaced Property is free of Liens, other than Permitted Liens that are not Purchase Money Liens; (v) Borrower complies with disbursement procedures for such repair or replacement as Agent may reasonably require; and (vi) the aggregate amount of such proceeds or awards from any single casualty or condemnation does not exceed $1,000,000.

8.6.3. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by Borrower. Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at Borrower’s sole risk.

Sport Chalet: Term Loan Agreement

8.6.4. Defense of Title to Collateral. Borrower shall at all times defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands whatsoever, except Permitted Liens.

8.7 Power of Attorney. Borrower hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as Borrower’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section 8.7. Agent, or Agent’s designee, may, without notice and in either its or Borrower’s name, but at the cost and expense of Borrower:

(i) Endorse Borrower’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(ii) During the continuation of an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts, by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) take control, in any manner, of any proceeds of Collateral; (v) prepare, file and sign Borrower’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to Borrower, and notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading, or similar document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use Borrower’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any Collateral; (x) make and adjust claims under policies of insurance; (xi) take any proper action as may be necessary or appropriate to obtain payment under any letter of credit or banker’s acceptance for which Borrower is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill Borrower’s obligations under the Loan Documents.

SECTION 9.	REPRESENTATIONS AND WARRANTIES

9.1 General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Term Loans, Obligated Parties represent and warrant that:

9.1.1. Organization and Qualification. Each Obligated Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Obligated Party and each of its Subsidiaries is duly qualified, authorized to do business and in good standing as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

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9.1.2. Power and Authority. Each Obligated Party is duly authorized to execute, deliver and perform its Loan Documents. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary action, and do not (a) require any consent or approval of any holders of Equity Interests of any Obligated Party, other than those already obtained; (b) contravene the Organic Documents of any Obligated Party; (c) violate or cause a default under any Applicable Law or Material Contract; or (d) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligated Party.

9.1.3. Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligated Party party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

9.1.4. Capital Structure. Disclosure Schedule 9.1.4 shows, for each Obligated Party and its Subsidiaries, its name, its jurisdiction of organization, its authorized and issued Equity Interests, the holders of its Equity Interests, and all agreements binding on such holders with respect to their Equity Interests. Each Obligated Party has good title to its Equity Interests in its Subsidiaries, subject only to Agent’s Lien (and the Lien of the Revolver Agent), and all such Equity Interests are duly issued, fully paid and non-assessable. There are no outstanding options to purchase, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to any Equity Interests of any Obligated Party or any of its Subsidiaries.

9.1.5. Corporate Names; Locations. During the five years preceding the Closing Date, except as shown on Disclosure Schedule 9.1.5, neither any Obligated Party nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names, has been the surviving corporation of a merger or combination, or has acquired any substantial part of the assets of any Person. The chief executive offices and other places of business of each Obligated Party and each of its Subsidiaries are shown on Disclosure Schedule 8.6.1. During the five years preceding the Closing Date, neither any Obligated Party nor any of its Subsidiaries has had any other office or place of business.

9.1.6. Title to Properties; Priority of Liens.

(a) Each Obligated Party and its Subsidiaries has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens. Each Obligated Party and its Subsidiaries has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens. All Liens of Agent in the Collateral are duly perfected, first priority Liens, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens.

(b) Borrower represents and warrants, with respect to each Account, that such Account arises out of a completed, bona fide sale and delivery of goods in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto, if applicable, and is for a sum certain, maturing as stated in the invoice covering such sale, a copy of which has been furnished or is available to Agent on request.

Sport Chalet: Term Loan Agreement

9.1.7. Financial Statements. The consolidated balance sheets, and related statements of income, cash flow and shareholder’s equity, of Borrower and its Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of Borrower and its Subsidiaries at the dates and for the periods indicated. All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time. Since March 31, 2013, there has been no change in the condition, financial or otherwise, of Borrower or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, except as has been disclosed in writing to Agent. No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading. Borrower and each of its Subsidiaries is Solvent.

9.1.8. Surety Obligations. Neither any Obligated Party nor any of its Subsidiaries is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder and pursuant to the Revolving Credit Documents.

9.1.9. Taxes. Each Obligated Party has filed all federal, state and local tax returns and other reports that it is required by law to file, and has paid, or made provision for the payment of, all Taxes upon it, its income and its Properties that are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of each Obligated Party and its Subsidiaries is adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

9.1.10. Brokers. There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

9.1.11. Intellectual Property. Each Obligated Party and its Subsidiaries owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business, without conflict with any rights of others. There is no pending or, to any Obligated Party’s knowledge, threatened Intellectual Property Claim with respect to any Obligated Party, any of its Subsidiaries or any of their respective Property (including any Intellectual Property). Except as disclosed on Disclosure Schedule 9.1.11, neither any Obligated Party nor any of its Subsidiaries pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property. All Intellectual Property owned, used or licensed by, or otherwise subject to any interests of, any Obligated Party and each of its Subsidiaries is shown on Disclosure Schedule 9.1.11.

9.1.12. Governmental Approvals. Each Obligated Party has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties. All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and Obligated Party and its Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

Sport Chalet: Term Loan Agreement

9.1.13. Compliance with Laws. Each Obligated Party and its Subsidiaries has duly complied, and its Properties and business operations are in compliance, in all material respects with all Applicable Law, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. There have been no citations, notices or orders of material noncompliance issued to any Obligated Party or any of its Subsidiaries under any Applicable Law except as may have been disclosed to Agent in writing prior to the Closing Date. No Inventory has been produced by or under the direction or control of Borrower or its Subsidiaries in violation of the FLSA and, to the knowledge of Obligated Parties, no other Inventory has been produced in violation of the FLSA.

9.1.14. Compliance with Environmental Laws. Except as disclosed on Disclosure Schedule 9.1.14, neither Obligated Party’s nor any of its Subsidiary’s past or present operations, Real Estate or other Properties are subject to any federal, state or local investigation to determine whether any remedial action is needed to address any environmental pollution, hazardous material or environmental clean-up. Neither Obligated Party’s nor any of its Subsidiaries has received any Environmental Notice. Neither Obligated Party’s nor any of its Subsidiaries has any contingent liability with respect to any Environmental Release, environmental pollution or hazardous material on any Real Estate now or previously owned, leased or operated by it.

9.1.15. Burdensome Contracts. Neither Obligated Party nor any of its Subsidiaries is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect. Neither Obligated Party nor any of its Subsidiaries is party or subject to any Restrictive Agreement, except as shown on Disclosure Schedule 9.1.15, none of which prohibit the execution or delivery of any Loan Documents by an Obligated Party nor the performance by an Obligated Party of any obligations thereunder.

9.1.16. Litigation. Except as shown on Disclosure Schedule 9.1.16, there are no proceedings or investigations pending or, to Obligated Parties’ knowledge, threatened against any Obligated Party or any of its Subsidiaries, or any of their businesses, operations, Properties, prospects or conditions, that (a) relate to any Loan Documents or transactions contemplated thereby; or (b) could reasonably be expected to have a Material Adverse Effect if determined adversely to any Obligated Party or any of its Subsidiaries. Neither any Obligated Party nor any of its Subsidiaries is in default with respect to any order, injunction or judgment of any Governmental Authority.

9.1.17. No Defaults. No event or circumstance has occurred or exists that constitutes a Default or Event of Default that is continuing. Neither any Obligated Party nor any of its Subsidiaries is in default, and no event or circumstance has occurred or exists that with the passage of time or giving of notice would constitute a default, under any Material Contract or in the payment of any Borrowed Money. There is no basis upon which any party (other than any Obligated Party or its Subsidiaries) could terminate a Material Contract prior to its scheduled termination date.

9.1.18. ERISA. Except as disclosed on Disclosure Schedule 9.1.18:

(i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan

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that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of Obligated Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Obligated Party and ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(ii) There are no pending or, to the knowledge of Obligated Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.

(iii) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Obligated Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Obligated Party or ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Obligated Party or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(iv) With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities.

9.1.19. Trade Relations. There exists no actual or threatened termination, limitation or modification of any business relationship between any Obligated Party or its Subsidiaries and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Obligated Party or any such Subsidiary, except as may have been disclosed to Agent in writing prior to the Closing Date. There exists no condition or circumstance that could reasonably be expected to impair the ability

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of any Obligated Party or its Subsidiaries to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

9.1.20. Labor Relations. Except as described on Disclosure Schedule 9.1.20, neither any Obligated Party nor its Subsidiaries is party to or bound by any collective bargaining agreement, management agreement or consulting agreement. There are no material grievances, disputes or controversies with any union or other organization of any Obligated Party’s or its Subsidiaries’ employees, or, to Obligated Party’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.

9.1.21. Intentionally Omitted.

9.1.22. Not a Regulated Entity. No Obligated Party is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

9.1.23. Margin Stock. Neither any Obligated Party nor its Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No Term Loan proceeds will be used to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

9.2 Complete Disclosure. No Loan Document contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading. There is no fact or circumstance that any Obligated Party has failed to disclose to Agent in writing that could reasonably be expected to have a Material Adverse Effect.

9.3 Small Business Investment Act. As of (i) the Closing Date, the information provided by Borrower on SBA Forms 480 and 652, and (ii) the date of delivery thereof, the information provided by Borrower on SBA Form 1031, in each case, delivered in connection herewith, is true and correct. As of the Closing Date, Borrower’s primary business activity does not involve, directly or indirectly, providing funds to others, the purchase or discounting of debt obligations, factoring or long-term leasing of equipment with no provision for maintenance or repair, and Borrower is not classified under Major Group 65 (Real Estate) or Industry No. 1531 (Operative Builders) of the SIC Manual. During the one year period following the Closing Date, not more than 49% of Borrower’s employees or tangible assets are located outside of the United States.

SECTION 10.	COVENANTS AND CONTINUING AGREEMENTS

10.1 Affirmative Covenants. As long as any Term Loans or other Obligations are outstanding, each Obligated Party shall, and shall cause each of its Subsidiaries to:

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10.1.1. Inspections; Appraisals.

(a) (i) If the Inspection Covenant Trigger Period is not in effect, Agent shall have the right, at any time, upon reasonable notice and during normal business hours, up to two (2) times every year (except there will be no such limitation if a Default or Event of Default has occurred or is continuing), to visit and inspect the Properties of Borrower and its Subsidiaries, inspect, audit and make extracts from Borrower’s and its Subsidiaries’ books and records, and discuss with its officers, employees, agents, advisors and independent accountants Borrower’s or its Subsidiaries’ business, financial condition, assets, prospects and results of operations and to conduct an appraisal of Inventory by an appraiser chosen by Agent. Lenders may participate in any such visit or inspection, at their own expense; and (ii) if the Inspection Covenant Trigger Period is in effect, Agent shall have the right, at any time, upon reasonable notice and during normal business hours, up to three (3) times every year (except there will be no such limitation if a Default or Event of Default has occurred or is continuing), to visit and inspect the Properties of Borrower and its Subsidiaries, inspect, audit and make extracts from Borrower’s and its Subsidiaries’ books and records, and discuss with its officers, employees, agents, advisors and independent accountants Borrower’s or its Subsidiaries’ business, financial condition, assets, prospects and results of operations and to conduct an appraisal of Inventory by an appraiser chosen by Agent. Lenders may participate in any such visit or inspection, at their own expense. Notwithstanding the foregoing or anything contained herein to the contrary, unless an Event of Default has occurred and is continuing, Agent shall not conduct any such audits or appraisals at the Borrower’s expense so long as the Revolver Agent has obtained the number of such audits and appraisals in each calendar year to which Agent would otherwise be entitled under the first sentence of this subsection (a) and has shared such audits and appraisals conducted under the Revolving Credit Agreement with Agent pursuant to the terms of set forth in the Intercreditor Agreement; provided, that, in the event that the Revolver Agent has not conducted such number of audits and appraisals and/or has not shared such number of audits and appraisals with Agent, Agent may require, at the Borrower’s expense, completion of so many of such audits and appraisals, as when taken together with such audits and appraisals as the Revolver Agent has conducted and has shared with Agent, equals the number of audits and appraisals to which Agent is entitled under the first sentence of this subsection (a), all in accordance with the terms hereof.

(b) Neither Agent nor any Lender shall have any duty to any Obligated Party to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligated Party. Obligated Parties acknowledge that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and Obligated Parties shall not be entitled to rely upon them.

(c) Reimburse Agent for all charges, costs and expenses of Agent in connection with such (i) examinations of any Obligated Party’s or its Subsidiaries books and records or any other financial or Collateral matters as Agent deems appropriate; and (ii) appraisals of Inventory (in each case, subject to Section 10.1.1(a)). Subject to and without limiting the foregoing, Obligated Parties specifically agree to pay any out-of-pocket fees and expenses incurred by Agent in connection with the engagement of any third party in conducting any appraisal or in connection with such other field examination activities. This Section 10.1.1 (excepting Section 10.1.1(a)) shall not be construed to limit Agent’s right to conduct

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examinations or to obtain appraisals at any time in its discretion, or to use third parties for such purposes.

10.1.2. Financial and Other Information. Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders:

(a) as soon as available, and in any event within 90 days after the close of each Fiscal Year, copies of the annual filings of Borrower and its Subsidiaries required to be filed with the Securities Exchange Commission, together with balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on a consolidated basis for Borrower and its Subsidiaries, which consolidated statements shall be audited and certified (without qualification as to scope, “going concern” or similar items) by a firm of independent certified public accountants of recognized standing selected by Borrower and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent;

(b) as soon as available, and in any event within 45 days after the end of each Fiscal Quarter (but within 60 days after the last Fiscal Quarter in a Fiscal Year), unaudited balance sheets as of the end of such Fiscal Quarter and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on a consolidated basis for Borrower and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such Fiscal Quarter and period, subject to normal year end adjustments and the absence of footnotes;

(c) as soon as available, and in any event within 30 days after the end of each month, unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, on a consolidated basis for Borrower and its Subsidiaries, setting forth in comparative form corresponding figures for the preceding Fiscal Year and the most recent projections provided pursuant to Section 10.1.2(f) and certified by the chief financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year end adjustments and the absence of footnotes; provided, however, that unaudited balance sheets and related statements of income and cash flow delivered pursuant to this subsection (c) for the last month of any Fiscal Quarter may be preliminary and subject to correction and finalization of the unaudited balance sheets and related statements of income and cash flow for such Fiscal Quarter, and the chief financial officer of Borrower may certify such unaudited balance sheets and related statements of income and cash flow as being preliminary and subject to such correction and finalization;

(d) concurrently with delivery of financial statements under clauses (a), (b) and during any Covenant Trigger Period, clause (c) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer of Borrower; provided, however, that any Compliance Certificate delivered in connection with the unaudited balance sheets and related statements of income and cash flow

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required pursuant to clause (c) above for the last month of any Fiscal Quarter may be preliminary and subject to correction and finalization of the unaudited balance sheets and related statements of income and cash flow for such Fiscal Quarter in accordance with the terms set forth in clause (c) above;

(e) concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to Borrower by its accountants in connection with such financial statements;

(f) not later than 30 days after the beginning of each Fiscal Year, projections of Borrower’s consolidated balance sheets, results of operations, cash flow and Availability for such Fiscal Year, month by month and for the next Fiscal Year;

(g) at Agent’s request, a listing of each Obligated Party’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Agent;

(h) promptly after the sending or filing thereof, copies of any proxy statements, financial statements or reports that Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that any Obligated Party files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by any Obligated Party to the public concerning material changes to or developments in the business of such any Obligated Party; except that no copy of any of the foregoing statements, reports, prospectuses or releases need be furnished to Agent or Lenders if such statement, report, prospectus or release has been filed on EDGAR;

(i) if requested, promptly after the sending or filing thereof, copies of any annual report to be filed in connection with each Plan or Foreign Plan;

(j) such other reports and information (financial or otherwise) as Agent may request from time to time in connection with any Collateral or any Obligated Party’s or its Subsidiaries’ financial condition or business;

(k) as soon as available, and in any event within 120 days after the close of each Fiscal Year, financial statements for each Guarantor that is not an Obligated Party, if any, in form and substance satisfactory to Agent; and

(l) as soon as available, in any event at least five (5) Business Days prior thereto, any waiver, consent, amendment or permanent prepayment or permanent commitment reductions (and the amount thereof) pursuant to the Revolving Credit Documents or any documents related to any refinancing thereof permitted pursuant to the terms of the Intercreditor Agreement.

10.1.3. Notices. Notify Agent and Lenders in writing, promptly after any Obligated Party’s obtaining knowledge thereof, of any of the following that affects an Obligated Party or its Subsidiaries: (a) the threat or commencement of any proceeding or investigation,

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whether or not covered by insurance, if an adverse determination could have a Material Adverse Effect; (b) any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract; (c) any default under or termination of a Material Contract; (d) the existence of any Default or Event of Default; (e) any judgment in an amount exceeding $1,000,000; (f) the assertion of any Intellectual Property Claim, if an adverse resolution could have a Material Adverse Effect; (g) any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could have a Material Adverse Effect; (h) any Environmental Release by an Obligated Party or on any Property owned, leased or occupied by an Obligated Party; or receipt of any Environmental Notice; (i) the occurrence of any ERISA Event; (j) the discharge of or any withdrawal or resignation by Borrower’s independent accountants; (k) any opening of a new office or place of business, at least 30 days prior to such opening; (l) the occurrence or existence of any default or event of default, or any event or circumstance that forseeably will become a default or event of default under the Revolving Credit Agreement or any refinancing thereof permitted pursuant to the terms of the Intercreditor Agreement; or (m) any Overadvance, which notice shall also include the amount of such Overadvance.

10.1.4. Landlord and Storage Agreements. Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between an Obligated Party and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

10.1.5. Compliance with Laws. Comply with all Applicable Laws, including ERISA, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and laws regarding collection and payment of Taxes, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws) or maintain could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release occurs at or on any Properties of any Obligated Party or its Subsidiaries, it shall act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not directed to do so by any Governmental Authority.

10.1.6. Taxes. Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless such Taxes are being Properly Contested.

10.1.7. Insurance. In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (with a Best Rating of at least A7, unless otherwise approved by Agent) satisfactory to Agent, (a) with respect to the Properties and business of Obligated Parties and their respective Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) business interruption insurance in an amount not less than $1,000,000, with deductibles and subject to an Insurance Assignment satisfactory to Agent.

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10.1.8. Licenses. Keep each License affecting any Collateral (including the manufacture, distribution or disposition of Inventory) or any other material Property of each Obligated Party and its Subsidiaries in full force and effect; promptly notify Agent of any proposed modification to any such License, or entry into any new License, in each case at least 30 days prior to its effective date; pay all Royalties when due; and notify Agent of any default or breach asserted by any Person to have occurred under any License.

10.1.9. Future Subsidiaries. Promptly notify Agent upon any Person becoming a Subsidiary and, if such Person is not a Foreign Subsidiary, cause it to guaranty the Obligations in a manner satisfactory to Agent, became an Obligated Party hereunder, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all assets of such Person, including delivery of such legal opinions, in form and substance satisfactory to Agent, as it shall deem appropriate.

10.1.10. Revolving Credit Agreement Enhancements. If the Revolver Agent or any lender or other secured party under the Revolving Credit Documents receives any additional collateral, guaranty or other credit enhancement of any type after the date hereof, Borrower and such other Obligated Party, as applicable, shall cause the same to be granted to Agent for its own benefit and the benefit of the other Secured Parties (pursuant to the terms of the Intercreditor Agreement).

10.1.11. Small Business Investment Act. Borrower will provide to each SBIC Lender (upon reasonable notice and during normal business hours) and the U.S. Small Business Administration access to Borrower’s books and records for the purpose of confirming that Borrower is in regulatory compliance with the SBIC Act and related regulations. For a period of one year following the date hereof, Borrower will not change its business activity if such change would cause it to have more than 49% of its tangible assets or employees located outside of the United States. Borrower will at all times comply with the non-discrimination requirements of Parts 112, 113 and 117 of Title 13 of the United States Code of Federal Regulations. Not more than once per year, upon the request of a SBIC Lender, Borrower promptly (and in any event within twenty (20) days of such request) will provide to such SBIC Lender an assessment, in form and substance satisfactory to such SBIC Lender, of the economic impact of the portion of the Loans provided by such SBIC Lender, specifying the full-time equivalent jobs created or retained, the impact of the portion of the Loans provided by such SBIC Lender on Borrower’s business, in terms of expanded revenue and profits, and on taxes paid by the business and its employees. Upon the request of a SBIC Lender, Borrower promptly (and in any event within twenty (20) days of such request) will furnish to such SBIC Lender all information requested.

10.1.12. Amendments or Waivers of the Revolving Credit Documents. Borrower and no other Obligated Party shall agree to any amendment, restatement, supplement or other modification to, or wavier of any of its material rights under (a) the Revolving Credit Documents or any refinancing thereof permitted pursuant to the terms of the Intercreditor Agreement, if such amendment, restatement, supplement or other modification to, or wavier of material rights would be prohibited by the terms of the Intercreditor Agreement or would be adverse in any material respect to the interests of Agent or Lenders, without obtaining the prior written consent of Agent

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and Required Lenders to such amendment, restatement, supplement or other modification or waiver.

10.1.13. Second Lien Deficiency Reserve. Borrower shall cause the Revolver Agent to implement and maintain the Second Lien Deficiency Reserve at all times.

10.1.14. Post-Closing Covenants.

(a) On or before July 15, 2014 (which Agent may extend in its sole discretion), Value Services shall deliver an amendment in form and substance satisfactory to Agent to its operating agreement.

(b) On or before July 30, 2014 (which Agent may extend in its sole discretion), Borrower shall deliver to Agent notifications in form and substance satisfactory to Agent which have been executed on behalf of Borrower and addressed to each of the following credit card processors and/or issuers commonly known as: Vantiv, American Express and Discover (and for each new credit card processor and/or issuer after the Closing Date); and each of which shall require that all Eligible Credit Card Receivables are transferred on each Business Day to an Account that is subject to a Deposit Account Control Agreement and otherwise designated by Agent (subject to the terms of the Intercreditor Agreement).

(c) On or before July 30, 2014 (which Agent may extend in its sole discretion), Agent shall have received duly executed tri-party Deposit Account Control Agreements with respect to each Dominion Account (and such other Accounts as may be reasonably required by Agent), in form and substance, and with the financial institutions, satisfactory to Agent.

(d) On or before July 30, 2014 (which Agent may extend in its sole discretion), Agent shall have received a copy of the field exam conducted by the Revolver Agent and such field exam shall be in form, scope and substance satisfactory to Agent.

(e) On or before September 30, 2014 (which Agent may extend in its sole discretion), Borrower shall have amended its certificate of incorporation to have deleted Article VI contained therein.

10.2 Negative Covenants. As long as any Term Loans or other Obligations are outstanding, Obligated Parties shall not, and shall cause each of their respective Subsidiaries not to:

10.2.1. Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except:

(a) the Obligations;

(b) Subordinated Debt;

(c) Permitted Purchase Money Debt;

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(d) Borrowed Money (other than the Obligations, Revolving Credit Obligations, Subordinated Debt and Permitted Purchase Money Debt), but only to the extent outstanding on the Closing Date;

(e) Bank Product Debt arising under the Revolving Credit Facility;

(f) Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by an Obligated Party or any of its Subsidiaries, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and does not exceed $1,000,000 in the aggregate at any time;

(g) Permitted Contingent Obligations;

(h) Refinancing Debt as long as each Refinancing Condition is satisfied;

(i) the Revolving Credit Obligations, subject to the terms of the Intercreditor Agreement; and

(j) Debt that is not included in any of the preceding clauses of this Section 10.2.1, is not secured by a Lien and does not exceed $5,000,000 in the aggregate at any time.

10.2.2. Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a) Liens in favor of Agent;

(b) Purchase Money Liens securing Permitted Purchase Money Debt;

(c) Liens for Taxes not yet due or being Properly Contested;

(d) statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Obligated Party or its Subsidiaries;

(e) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to Borrowed Money), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens are at all times junior to Agent’s Liens;

(f) Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g) Liens arising by virtue of a judgment or judicial order against any Obligated Party or its Subsidiaries, or any Property of an Obligated Party or its Subsidiaries, as

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long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Agent’s Liens;

(h) easements, rights-of-way, zoning and other restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(i) normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(j) Liens securing the Revolving Credit Obligations in favor of the Revolver Agent and subject to the terms of the Intercreditor Agreement; and

(k) existing Liens shown on Disclosure Schedule 10.2.2.

10.2.3. Intentionally Omitted.

10.2.4. Distributions; Upstream Payments. Declare or make any Distributions, except Upstream Payments; or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Disclosure Schedule 9.1.15.

10.2.5. Restricted Investments. Make any Restricted Investment.

10.2.6. Disposition of Assets. Make any Asset Disposition, except a Permitted Asset Disposition, a disposition of Equipment under Section 8.4.2, or a transfer of Property by a Subsidiary or other Obligated Party to Borrower.

10.2.7. Loans. Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; and (c) deposits with financial institutions permitted hereunder.

10.2.8. Restrictions on Payment of Certain Debt. Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt, except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); or (b) Borrowed Money (other than (x) the Obligations and (y) the Revolving Credit Obligations, subject to the terms of the Intercreditor Agreement) prior to its due date under the agreements evidencing such Debt as in effect on the Closing Date (or as amended thereafter with the consent of Agent).

10.2.9. Fundamental Changes. Merge, combine or consolidate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or

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in a series of related transactions, except for mergers or consolidations of a wholly-owned Subsidiary of Borrower with another wholly-owned Subsidiary of Borrower or into Borrower (with Borrower being the surviving entity); change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; or change its form or state of organization.

10.2.10. Subsidiaries. Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 10.1.9 and 10.2.5; or permit any existing Subsidiary to issue any additional Equity Interests except director’s qualifying shares.

10.2.11. Organic Documents. Amend, modify or otherwise change any of its Organic Documents as in effect on the Closing Date.

10.2.12. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Borrower and its Subsidiaries.

10.2.13. Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

10.2.14. Restrictive Agreements. Become a party to any Restrictive Agreement, except (a) a Restrictive Agreement as in effect on the Closing Date and shown on Disclosure Schedule 9.1.15; (b) a Restrictive Agreement relating to secured Debt permitted hereunder, if such restrictions apply only to the collateral for such Debt; and (c) customary provisions in leases and other contracts restricting assignment thereof.

10.2.15. Hedging Agreements. Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

10.2.16. Conduct of Business. Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

10.2.17. Affiliate Transactions. Enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and loans and advances permitted by Section 10.2.7; (c) payment of customary directors’ fees and indemnities; (d) transactions with Affiliates that were consummated prior to the Closing Date, as shown on Disclosure Schedule 10.2.17; and (e) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.

10.2.18. Plans. Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date.

Sport Chalet: Term Loan Agreement

10.3 Financial Covenants.

10.3.1. Fixed Charge Coverage Ratio. At all times during a Covenant Trigger Period, as at the end of the immediately preceding fiscal month for which financial statements were required to be delivered pursuant to Section 10.1.2 (c), for the trailing twelve (12) month period ended as of the end of each such fiscal month, maintain a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00.

SECTION 11.	EVENTS OF DEFAULT; REMEDIES ON DEFAULT

11.1 Events of Default. Each of the following shall be an “Event of Default” hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a) Any Obligated Party fails to pay any of the Term Loans or the other Obligations hereunder when due (whether at stated maturity, on demand, upon acceleration or otherwise);

(b) Any representation, warranty or other written statement of an Obligated Party made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given or deemed given pursuant to the terms of this Agreement;

(c) Any Obligated Party breaches or fail to perform any covenant contained in any of Sections 5.3.2, 7.2, 7.4, 8.1, 8.2.4, 8.2.5, 8.6.2, 10.1.1, 10.1.2, 10.1.3(m), 10.1.10, 10.1.11, 10.1.12, 10.1.13, 10.1.14(e), 10.2 or 10.3;

(d) An Obligated Party breaches or fails to perform any other covenant contained in any Loan Document, and such breach or failure is not cured within 15 days after a Senior Officer of such Obligated Party or Borrower has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by an Obligated Party;

(e) A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligated Party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(f) Any breach or default of an Obligated Party occurs under any document, instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations and the Revolving Credit Obligations) in excess of $1,000,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach;

Sport Chalet: Term Loan Agreement

(g) Any judgment or order for the payment of money is entered against an Obligated Party in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all Obligated Parties, $3,000,000 (net of any insurance coverage therefor acknowledged in writing by the insurer without a reservation of rights), unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise;

(h) A loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $3,000,000;

(i) An Obligated Party is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; an Obligated Party suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of an Obligated Party’s business for a material period of time; any material Collateral or Property of an Obligated Party is taken or impaired through condemnation; an Obligated Party agrees to or commences any liquidation, dissolution or winding up of its affairs; or an Obligated Party ceases to be Solvent;

(j) An Insolvency Proceeding is commenced by an Obligated Party; an Obligated Party makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of an Obligated Party; or an Insolvency Proceeding is commenced against an Obligated Party and: the Obligated Party consents to institution of the proceeding, the petition commencing the proceeding is not timely controverted by the Obligated Party, the petition is not dismissed within 60 days after filing, or an order for relief is entered in the proceeding;

(k) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of an Obligated Party to a Pension Plan, Multiemployer Plan or PBGC, or that constitutes grounds for appointment of a trustee for or termination by the PBGC of any Pension Plan or Multiemployer Plan; an Obligated Party or ERISA Affiliate fails to pay when due any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or any event similar to the foregoing occurs or exists with respect to a Foreign Plan;

(l) An Obligated Party or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of any Obligated Party’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral;

(m) A Change of Control occurs; or any event occurs or condition exists that has a Material Adverse Effect;

(n) (i) Any default, breach or any conditions or covenant, or any other event shall occur or condition shall exist, under the Revolving Credit Documents or any instrument relating to the Revolving Credit Obligations, if the effect of such event or condition is to cause, or to permit the holder or holders of the Revolving Credit Obligations or beneficiary or beneficiaries of such Debt (or trustee or agent on behalf of such holder or holders or beneficiary

Sport Chalet: Term Loan Agreement

or beneficiaries) to cause such Debt to be declared due and payable prior to its stated maturity or and (ii) “Event of Default” (under and as defined in the Revolving Credit Agreement) occurs as a result of which the lenders under the Revolving Credit Agreement deny a borrowing request by Borrower for a Revolving Credit Loan or modify the terms on which Revolving Credit Loans are available to Borrower; or

(o) The provisions of the Intercreditor Agreement shall for any reason (other than in accordance with the terms thereof or as otherwise agreed to by the parties thereto) be revoked or invalidated or otherwise cease to be in full force and effect.

11.2 Remedies upon Default. If an Event of Default described in Section 11.1(j) occurs with respect to any Obligated Party, then to the extent permitted by Applicable Law, all Obligations shall become automatically due and payable without any action by Agent or notice of any kind. In addition, or if any other Event of Default has occurred and is continuing, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a) declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, including notice of intent to accelerate and notice of acceleration, all of which are hereby waived by Obligated Parties to the fullest extent permitted by law;

(b) make any adjustment to the Borrowing Base;

(c) require Obligated Parties to Cash Collateralize any Obligations that are contingent or not yet due and payable; and

(d) exercise any other default rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Obligated Parties to assemble Collateral, at Obligated Parties’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by any Obligated Party, Obligated Parties agree not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable. Obligated Parties agree that 10 days notice of any proposed sale or other disposition of Collateral by Agent shall be reasonable. Agent shall have the right to conduct such sales on any Obligated Party’s or its Subsidiaries’ premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations.

Sport Chalet: Term Loan Agreement

11.3 License. Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of Obligated Parties, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral. Each Obligated Party’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

11.4 Setoff. At any time during an Event of Default, Agent, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, such Lender or such Affiliate to or for the credit or the account of an Obligated Party against any Obligations, irrespective of whether or not Agent, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Agent, each Lender and each such Affiliate under this Section 11.4 are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

11.5 Remedies Cumulative; No Waiver.

11.5.1. Cumulative Rights. All covenants, conditions, provisions, warranties, guaranties, indemnities and other undertakings of Obligated Parties contained in the Loan Documents are cumulative and not in derogation or substitution of each other. In particular, the rights and remedies of Agent and Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and shall not be exclusive of any other rights or remedies that Agent and Lenders may have, whether under any agreement, by law, at equity or otherwise.

11.5.2. Waivers. The failure or delay of Agent or any Lender to require strict performance by Obligated Parties with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise, shall not operate as a waiver thereof nor as establishment of a course of dealing. All rights and remedies shall continue in full force and effect until Full Payment of all Obligations. No modification of any terms of any Loan Documents (including any waiver thereof) shall be effective, unless such modification is specifically provided in a writing directed to Borrower and executed by Agent or the requisite Lenders, and such modification shall be applicable only to the matter specified. No waiver of any Default or Event of Default shall constitute a waiver of any other Default or Event of Default that may exist at such time, unless expressly stated. If Agent or any Lender accepts performance by any Obligated Party under any Loan Documents in a manner other than that specified therein, or during any Default or Event of Default, or if Agent or any Lender shall delay or exercise any right or remedy under any Loan Documents, such acceptance, delay or exercise shall not operate to waive any Default or Event of Default nor to preclude exercise of any other right or remedy.

Sport Chalet: Term Loan Agreement

It is expressly acknowledged by Obligated Party’s that any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 12.	AGENT

12.1 Appointment, Authority and Duties of Agent.

12.1.1. Appointment and Authority. Each Lender irrevocably appoints and designates Crystal as Agent hereunder. Agent may, and each Lender authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents, for Agent’s benefit and the Pro Rata benefit of Lenders. Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Lenders. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including the Intercreditor Agreement and any other intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligated Party or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have a fiduciary relationship with any Lender, Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto. Agent alone shall be authorized to determine whether any Inventory constitutes Eligible Inventory, or whether to impose or release any reserve, which determinations and judgments, if reasonably exercised, shall exonerate Agent from liability to any Lender or other Person for any error in judgment.

12.1.2. Duties. Agent shall not have any duties except those expressly set forth in the Loan Documents. The conferral upon Agent of any right shall not imply a duty on Agent’s part to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement.

12.1.3. Agent Professionals. Agent may perform its duties through agents and employees. Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in reasonable reliance upon, any advice given by an Agent Professional. Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

12.1.4. Instructions of Required Lenders. The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. Agent may request instructions from Required Lenders with respect to any act (including the failure to act) in connection with any Loan

Sport Chalet: Term Loan Agreement

Documents, and may seek assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.6 against all Claims that could be incurred by Agent in connection with any act. Solely as between Agent and Lenders, Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and Agent shall not incur liability to any Secured Party or any Indemnitee by reason of so refraining. Instructions of Required Lenders shall be binding upon all Lenders, and no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of all Lenders (except a Defaulting Lender) shall be required in the circumstances described in Section 14.1.1, and in no event shall Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of Term Loans held by one Lender without accelerating and demanding payment of all other Term Loans. In no event shall Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.

12.2 Agreements Regarding Collateral and Field Examination Reports.

12.2.1. Lien Releases; Care of Collateral. Lenders authorize Agent to release any Lien with respect to any Collateral (a) upon the occurrence of the Full Payment of the Obligations; (b) that is the subject of an Asset Disposition which Borrower certifies in writing to Agent is a Permitted Asset Disposition or a Lien which Borrower certifies is a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) with the written consent of all Lenders. Agent shall have no obligation whatsoever to any Lenders to assure that any Collateral exists or is owned by an Obligated Party, or is cared for, protected, insured or encumbered, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

12.2.2. Possession of Collateral. Agent and Lenders appoint each other Lender as agent for the purpose of perfecting Liens (for the benefit of Secured Parties) in any Collateral that, under the UCC or other Applicable Law, can be perfected by possession. If any Lender obtains possession of any such Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with such Collateral in accordance with Agent’s instructions.

12.2.3. Reports. Agent shall promptly, upon receipt thereof, forward to each Lender copies of the results of any field audit, examination or appraisal prepared by or on behalf of Agent with respect to any Obligated Party or Collateral (“Report”). Each Lender agrees (a) that neither Crystal nor Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Obligated Parties’ books and records as well as upon representations of Obligated Parties’ officers and employees; and (c) to keep all Reports confidential and strictly

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for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations. Each Lender agrees to indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as any Claims arising in connection with any third parties that obtain any part or contents of a Report through such Lender.

12.3 Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of Agent Professionals.

12.4 Action Upon Default. Agent shall not be deemed to have knowledge of any Default or Event of Default unless it has received written notice from a Lender or Borrower specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify Agent and the other Lenders thereof in writing. Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against an Obligated Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by such Lender, including the filing of proofs of claim in an Insolvency Proceeding.

12.5 Ratable Sharing. If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.6.1, as applicable, such Lender shall forthwith purchase from Agent and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.6.1, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. No Lender shall set off against any Dominion Account without the prior consent of Agent.

12.6 Indemnification of Agent Indemnitees. EACH LENDER SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY OBLIGATED PARTIES (BUT WITHOUT LIMITING THE INDEMNIFICATION OBLIGATIONS OF OBLIGATED PARTIES UNDER ANY LOAN DOCUMENTS), ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY AGENT INDEMNITEE, PROVIDED THE CLAIM RELATES TO OR ARISES FROM AN AGENT INDEMNITEE ACTING AS OR FOR AGENT (IN ITS CAPACITY AS AGENT). In Agent’s discretion, it may reserve for any such Claims made against an Agent Indemnitee, and may satisfy any judgment, order or

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settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Lenders. If Agent is sued by any receiver, bankruptcy trustee, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Lender to the extent of its Pro Rata share.

12.7 Limitation on Responsibilities of Agent. Agent shall not be liable to Lenders for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligated Party or Lender of any obligations under the Loan Documents. Agent does not make to Lenders any express or implied warranty, representation or guarantee with respect to any Obligations, Collateral, Loan Documents or Obligated Party. No Agent Indemnitee shall be responsible to Lenders for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligated Party or Account Debtor. No Agent Indemnitee shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligated Party of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

12.8 Successor Agent and Co-Agents.

12.8.1. Resignation; Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrower. Upon receipt of such notice, Required Lenders shall have the right to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and (provided no Default or Event of Default exists) is reasonably acceptable to Borrower. If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint a successor agent from among Lenders. Upon acceptance by a successor Agent of an appointment to serve as Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Sections 12.6 and 14.2. Notwithstanding any Agent’s resignation, the provisions of this Section 12 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Agent. Any successor to Crystal by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

Sport Chalet: Term Loan Agreement

12.8.2. Separate Collateral Agent. It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction. If Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, Agent may appoint an additional Person who is not so limited, as a separate collateral agent or co-collateral agent. If Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to Agent under the Loan Documents shall also be vested in such separate agent. Every covenant and obligation necessary to the exercise thereof by such agent shall run to and be enforceable by it as well as Agent. Lenders shall execute and deliver such documents as Agent deems appropriate to vest any rights or remedies in such agent. If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

12.9 Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligated Party and its own decision to enter into this Agreement and to fund Term Loans hereunder. Each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Obligated Party as such Lender feels necessary. Each Lender further acknowledges and agrees that the other Lenders and Agent have made no representations or warranties concerning any Obligated Party, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations. Each Lender will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Term Loans, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligated Party or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligated Party (or any of its Affiliates) which may come into possession of Agent or any of Agent’s Affiliates.

12.10 Replacement of Certain Lenders. If a Lender (a) fails to fund its Pro Rata share of any Term Loan hereunder, and such failure is not cured within two Business Days, (b) defaults in performing any of its obligations under the Loan Documents, or (c) fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, then, in addition to any other rights and remedies that any Person may have, Agent may, by notice to such Lender within 120 days after such event, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s) specified by Agent, pursuant to appropriate Assignment and Acceptance(s) and within 20 days after Agent’s notice. Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute same. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge).

Sport Chalet: Term Loan Agreement

12.11 Remittance of Payments.

12.11.1. Remittances Generally. All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 11:00 a.m. on a Business Day, payment shall be made by Lender not later than 2:00 p.m. on such day, and if request is made after 11:00 a.m., then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Lender shall be made by wire transfer, in the type of funds received by Agent. Any such payment shall be subject to Agent’s right of offset for any amounts due from such Lender under the Loan Documents.

12.11.2. Failure to Pay. If any Lender fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by Agent as customary in the banking industry for interbank compensation. In no event shall Obligated Parties be entitled to receive credit for any interest paid by a Lender to Agent.

12.11.3. Recovery of Payments. If Agent pays any amount to a Lender in the expectation that a related payment will be received by Agent from an Obligated Party and such related payment is not received, then Agent may recover such amount from each Lender that received it. If Agent determines at any time that an amount received under any Loan Document must be returned to an Obligated Party or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by Agent to any Obligations are later required to be returned by Agent pursuant to Applicable Law, each Lender shall pay to Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

12.12 Agent in its Individual Capacity. As a Lender, Crystal and its Affiliates shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Crystal in its capacity as a Lender. Each of Crystal and its Affiliates may invest in, lend money to, act as trustee under indentures of, serve as financial or other advisor to, and generally engage in any kind of business with, Obligated Parties and their Affiliates, as if Crystal and its Affiliates were any other financial institution, without any duty to account therefor (including any fees or other consideration received in connection therewith) to the other Lenders. In their individual capacity, Crystal and its Affiliates may receive information regarding Obligated Parties, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Lender agrees that Crystal and its Affiliates shall be under no obligation to provide such information to Lenders, if acquired in such individual capacity and not as Agent hereunder.

12.13 Intentionally Omitted.

12.14 No Third Party Beneficiaries. This Section 12 is an agreement solely among Lenders and Agent, and shall survive Full Payment of the Obligations. This Section 12 does not

Sport Chalet: Term Loan Agreement

confer any rights or benefits upon any Obligated Party or any other Person. As between Obligated Parties and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Lenders.

SECTION 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

13.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Obligated Parties, Agent, Lenders, and their respective successors and assigns, except that (a) Obligated Parties shall not have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 13.3. Agent may treat the Person which made any Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 13.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

13.2 Participations.

13.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Term Loans for all purposes, all amounts payable by Obligated Parties shall be determined as if such Lender had not sold such participating interests, and Obligated Parties and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.9 unless Borrower agrees otherwise in writing.

13.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Term Loan in which such Participant has an interest, postpones the Maturity Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Term Loan, or releases any Obligated Party, any other Guarantor or substantial portion of the Collateral.

13.2.3. Benefit of Set-Off. Obligated Parties agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it. By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 12.5 as if such Participant were a Lender.

Sport Chalet: Term Loan Agreement

13.3 Assignments.

13.3.1. Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $1,000,000 (unless otherwise agreed by Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; and (b) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (ii) counterparties to swap agreements relating to any Loans; provided, however, that any payment by any Obligated Party to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy Obligated Parties’ obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

13.3.2. Effect; Effective Date. Upon delivery to Agent of an assignment notice in the form of Exhibit D, appropriately completed, and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 13.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder. Upon consummation of an assignment, the transferor Lender, Agent and Borrower shall make appropriate arrangements for issuance of replacement and/or new Term Notes, as applicable, and for cancellation and return to Borrower of any Term Notes held by the transferor Lender (except as to any Term Notes no portion of which relates to the assignment). The transferee Lender shall comply with Section 5.10 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

13.3.3. Matters Specific to Crystal.

(a) Notwithstanding anything in this Agreement or the other Loan Documents, (i) neither Crystal nor any of its Affiliates shall be required to comply with this Section 13.3 in connection with any transaction involving any other Affiliate of Crystal or any of its lenders or funding or financing sources, none of the foregoing shall be considered an Eligible Assignee, and neither Crystal nor any of its Affiliates shall have an obligation to disclose any such transaction to any Person and (ii) there shall be no limitation or restriction on (A) the ability of Crystal or its Affiliates to assign or otherwise transfer its rights and/or obligations under this Agreement or any other Loan Document, any commitment, or any Obligation to any other Affiliate of Crystal or any lender or financing or funding source of Crystal or any of its Affiliates or (B) any such lender’s or funding or financing source’s ability to assign or otherwise transfer its rights and/or obligations under this Agreement or any other Loan Document, any commitment, or any Obligation; provided, however, that Crystal shall continue to be liable as a “Lender” under this Agreement and the other Loan Documents unless such other Person complies with the provisions of this Agreement to become a “Lender.”

Sport Chalet: Term Loan Agreement

(b) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, (i) a Lender may pledge, or grant a security interest in, all or any portion of its rights and other obligations under or relating to Term Loans under this Agreement and the other Loan Documents to a bank or other funding source or any trustee or agent therefor in support of obligations owing by such Lender to such Persons and (ii) any Lender which is a fund may pledge, or grant a security interest in, all or any portion of its rights and other obligations under or relating to Term Loans under this Agreement and the other Loan Documents to its trustee in support of its obligation to its trustee. No pledge or grant of a security interest pursuant to this clause (l) shall release the transferor Lender from any of its obligations hereunder.

SECTION 14.	MISCELLANEOUS

14.1 Consents, Amendments and Waivers.

14.1.1. Amendment. No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Obligated Party to such Loan Document; provided, however, that

(a) without the prior written consent of Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b) without the prior written consent of each affected Lender, no modification shall be effective that would reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender; and

(c) without the prior written consent of all Lenders (except a Defaulting Lender as provided in Section 4.2), no modification shall be effective that would (i) extend the Maturity Date; (ii) alter Sections 5.6, 7.1 (except to add Collateral) or this Section 14.1.1; (iii) amend the definitions of Borrowing Base (and the defined terms used in such definition), Pro Rata or Required Lenders; (iv) increase any advance rate; (vi) release Collateral with a book value greater than $1,000,000 during any calendar year, except as currently contemplated by the Loan Documents; or (vii) release any Obligated Party from liability for any Obligations, if such Obligated Party is Solvent at the time of the release.

14.1.2. Limitations. The agreement of Obligated Parties shall not be necessary to the effectiveness of any modification of a Loan Document that deals solely with the rights and duties of Lenders and/or Agent as among themselves. The making of any Loans during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default, nor to establish a course of dealing. Any waiver or consent granted by Lenders hereunder shall be effective only if in writing, and then only in the specific instance and for the specific purpose for which it is given.

14.1.3. Payment for Consents. Obligated Parties and their respective Subsidiaries will not, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as

Sport Chalet: Term Loan Agreement

consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

14.1.4. Amendment to Revolving Credit Documents. Subject to the terms of the Intercreditor Agreement, if any amendment of modification to the Revolving Credit Documents amends or modifies any representation and warranty, covenant (including any financial covenant) or event of default contained in the Revolving Credit Documents (or any related definitions), in each case, in a manner that is more restrictive than the applicable provisions permit as of the date thereof, or if any amendment or modification to the Revolving Credit Agreement or other Revolving Credit Document adds an additional representation and warranty, covenant or event of default therein, Borrower acknowledges and agrees that this Agreement or the other Loan Documents, as the case may be, shall be automatically amended or modified to affect similar amendments or modifications with respect to this Agreement or such other Loan Documents, without the need for any further action or consent by Borrower or any other party. In furtherance of the foregoing, Borrower shall permit the Agent and Lenders to document each such similar amendment or modification to this Agreement or such other Loan Documents or insert a corresponding new representation and warranty, covenant or event of default in this Agreement or such other Loan Documents without any need for any further action or consent by the Borrower.

14.2 Indemnity. OBLIGATED PARTIES SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE. In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

14.3 Notices and Communications.

14.3.1. Notice Address. Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to Obligated Parties, at Borrower’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 14.3. Each such notice or other communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage prepaid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Notwithstanding the foregoing, no notice to Agent pursuant to any of Sections 2.1.4, 2.2, 3.1.2, or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent. Any written notice or other communication that is not sent in conformity with the foregoing

Sport Chalet: Term Loan Agreement

provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by Borrower shall be deemed received by all Obligated Parties.

14.3.2. Electronic Communications; Voice Mail. Electronic mail and internet websites may be used only for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 10.1.2, administrative matters, distribution of Loan Documents for execution, and matters permitted under Section 4.1.4. Agent and Lenders make no assurances as to the privacy and security of electronic communications. Electronic and voice mail may not be used as effective notice under the Loan Documents.

14.3.3. Non-Conforming Communications. Agent and Lenders may rely upon any notices purportedly given by or on behalf of any Obligated Party even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation. Each Obligated Party shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any telephonic communication purportedly given by or on behalf of any Obligated Party.

14.4 Performance of Obligated Parties’ Obligations. Agent may, in its discretion at any time and from time to time, at Obligated Parties’ expense, pay any amount or do any act required of Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien. All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section 14.4 shall be reimbursed to Agent by Obligated Parties, on demand, with interest from the date incurred to the date of payment thereof at the Default Rate. Any payment made or action taken by Agent under this Section 14.4 shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

14.5 Credit Inquiries. Each Obligated Party hereby authorizes Agent and Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligated Party or its Subsidiaries.

14.6 Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

14.7 Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

Sport Chalet: Term Loan Agreement

14.8 Counterparts. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy shall be effective as delivery of a manually executed counterpart of such agreement.

14.9 Entire Agreement. Time is of the essence of the Loan Documents. The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

14.10 Relationship with Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled, to the extent not otherwise restricted hereunder, to protect and enforce its rights arising out of the Loan Documents. It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes. Nothing in this Agreement and no action of Agent or Lenders pursuant to the Loan Documents shall be deemed to constitute Agent and Lenders to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Obligated Party.

14.11 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, Obligated Parties acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between Obligated Parties and such Person; (ii) Obligated Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) Obligated Parties are capable of evaluating and understanding, and do understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal in connection with this credit facility, is not the financial advisor, agent or fiduciary for any Obligated Party or its Subsidiaries, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from Obligated Parties and their Affiliates, and have no obligation to disclose any of such interests to Obligated Parties or their Affiliates. To the fullest extent permitted by Applicable Law, each Obligated Party hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by a Loan Document.

14.12 Confidentiality. Each of Agent and Lenders agrees to maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed

Sport Chalet: Term Loan Agreement

to keep such Information confidential); (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by Applicable Law or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies, the enforcement of any rights, or any action or proceeding relating to any Loan Documents; (f) with the consent of the Borrower; or (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 14.12 or (ii) becomes available to Agent, any Lender, or any of their Affiliates on a non-confidential basis from a source other than Obligated Parties. Notwithstanding the foregoing, Agent and Lenders may issue and disseminate to the public general information describing this credit facility, including the names and addresses of Obligated Parties and a general description of Obligated Parties’ businesses, and may use Obligated Parties’ names in advertising and other promotional materials, with such information to consist of information customarily found in such publications or marketing or promotional materials and may otherwise use the name, logos, and other insignia of Borrower or the other Obligated Parties and the Term Commitments provided hereunder in any “tombstone” or other advertisements, on its website or in other marketing materials of Agent. For purposes of this Section 14.12, “Information” means all information received from an Obligated Party or its Subsidiaries relating to it or its business, other than any information that is available to Agent or any Lender on a non-confidential basis prior to disclosure by an Obligated Party or Subsidiary, provided that, in the case of information received from an Obligated Party or Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information pursuant to this Section 14.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of Agent and Lenders acknowledges that (i) Information may include material non-public information concerning an Obligated Party or Subsidiary; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law, including federal and state securities laws.

14.13 Intentionally Omitted.

14.14 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW) (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §§5-1401 AND 5-1402)).

14.15 Consent to Forum. EACH OBLIGATED PARTY HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER NEW YORK, NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGATED PARTY IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S

Sport Chalet: Term Loan Agreement

PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligated Party in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

14.16 Waivers by Obligated Parties. To the fullest extent permitted by Applicable Law, each Obligated Party waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which an Obligated Party may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Obligated Party acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Agreement and that Agent and Lenders are relying upon the foregoing in their dealings with each Obligated Party. Each Obligated Party has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

14.17 Patriot Act Notice. Agent and Lenders hereby notify Obligated Parties that pursuant to the requirements of the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Obligated Party, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act. Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Obligated Parties’ management and owners, such as legal name, address, social security number and date of birth.

14.18 Intentionally Omitted.

14.19 Joint and Several Nature. The liability of each Obligated Party hereunder shall be joint and several, and each reference herein to Obligated Party or Obligated Parties shall be deemed to refer to each such Obligated Party. The suretyship waivers contained in Section 2.12 of that certain Secured Continuing Guaranty dated as of the Closing Date by Sport Chalet Value Services, LLC, a Virginia limited liability company in favor of Agent and in Section 2.12 of that certain Secured Continuing Guaranty dated as of the Closing Date by Team Sales in favor of Agent are incorporated herein by reference.

Sport Chalet: Term Loan Agreement

14.20 Intercreditor Agreement. Notwithstanding any other provision hereof or of any other Loan Document, for so long as the Discharge of ABL Priority Obligations shall not have occurred and the Revolving Credit Documents shall require (a) the delivery of possession or control to Revolver Agent of any Collateral (including, without limitation, any requirement to deliver agreements (other than the Deposit Account Control Agreements required by Section 4.11) granting control over such Collateral to Revolver Agent), (b) the granting of a first priority Lien on the Collateral in favor of the Revolver Agent, (c) any covenant hereunder or thereunder requiring the delivery of possession or control to Agent of such Collateral (including, without limitation, any requirement to deliver agreements granting control over such Collateral to Agent), (d) the granting of a first priority Lien on Collateral in favor of Agent, or (e) the making of any prepayment or any paying over of funds to Agent, in either case, as a result of the receipt of any proceeds of Collateral, shall in each case be deemed to have been satisfied if, prior to the Discharge of ABL Priority Obligations, such possession or control (or such agreements granting control) of such Collateral shall have been delivered to or in favor of Revolver Agent (or its agents or bailees) as provided for in the Intercreditor Agreement, or such first priority Lien on such Collateral shall have been granted to the Revolver Agent and a first priority Lien on such Collateral shall have been granted to Agent (subject to the terms of the Intercreditor Agreement), or such prepayment or paying over of funds in connection with the collection of proceeds of Collateral shall have been made in accordance with the terms of the Intercreditor Agreement. Except as specified herein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, as among the Obligated Parties, Agent, the Lenders and the other Secured Parties shall remain in full force and effect; provided that representations and warranties of the Obligated Parties contained in the Loan Documents representing or warranting that the Lien in favor of Agent in any Collateral is a first priority lien shall be deemed to be modified mutatis mutandis to take into account the foregoing provisions of this paragraph.

[Remainder of page intentionally left blank; signatures begin on following page]

Sport Chalet: Term Loan Agreement

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

Address for notices to all Obligated Parties: c/o Sport Chalet, Inc. One Sport Chalet Drive La Canada, California 91011 Attention: Howard Kaminsky Facsimile: (818) 949-5301	BORROWER:
SPORT CHALET, INC., a Delaware corporation
	By:	/s/ Howard Kaminsky

		Name:	Howard Kaminsky
		Title:	Executive Vice President and CFO

with copies (which shall not constitute notice) to: Sheppard Mullin Richter & Hampton LLP

1901 Avenue of the Stars

Suite 1600

Los Angeles, CA 90067

Attention: Thomas Glen Leo, Esq.

Facsimile: 310.228.3909

OTHER OBLIGATED PARTIES:
SPORT CHALET VALUE SERVICES, LLC, a Virginia limited liability company
	By:	/s/ Howard Kaminsky

		Name:	Howard Kaminsky
		Title:	Manager
SPORTS CHALET TEAM SALES, INC., a California corporation
	By:	/s/ Howard Kaminsky

		Name:	Howard Kaminsky
		Title:	Secretary and CFO

[Sport Chalet – Signature Page to Term Loan and Security Agreement]

Address for notices:

Crystal Financial SBIC LP

Two International Place, 17th Floor

Boston, Massachusetts 02110

Attention: Matthew J. Governali

Telephone: (617) 428-8777

Facsimile: (617) 428-8701

with a copy (which shall not constitute notice) to:

Morgan Lewis & Bockius LLP

225 Franklin Street, 16th Floor

Boston, Massachusetts 02110

Attention: Sandra J. Vrejan

Facsimile: (617) 341-7001

AGENT AND LENDERS:
CRYSTAL FINANCIAL SBIC LP, as Agent
By:	Crystal SBIC GP LLC, its General Partner
By:	/s/ Matthew J. Governali

	Name:	Matthew J. Governali
	Title:	Authorized Signatory
CRYSTAL FINANCIAL SBIC LP, as Lender
By:	Crystal SBIC GP LLC, its General Partner
By:	/s/ Matthew J. Governali

	Name:	Matthew J. Governali
	Title:	Authorized Signatory

[Sport Chalet – Signature Page to Term Loan and Security Agreement]

EXHIBIT A

to

Term Loan and Security Agreement

TERM NOTE

[Date]	$	[New York, New York]

SPORT CHALET, INC., a Delaware corporation (“Borrower”), for value received, hereby unconditionally promises to pay to the order of                     (“Lender”), the principal sum of                     DOLLARS ($        ), or, if less, the aggregate unpaid principal amount of all Term Loans made by the Lender to the Borrower under the Loan Agreement described below, together with all accrued and unpaid interest thereon. Capitalized terms are used herein as defined in the Term Loan and Security Agreement dated as of June [    ], 2014, among Borrower, SPORT CHALET VALUE SERVICES, LLC, a Virginia limited liability company (“Value Services”), SPORT CHALET TEAM SALES, INC., a California corporation (“Team Sales”, and together with Borrower and Value Services, collectively, the “Obligated Parties” and each individually, an “Obligated Party”), the financial institutions party to the Loan Agreement from time to time as lenders (collectively, “Lenders”), and Crystal Financial SBIC LP, a Delaware limited partnership, as agent for the Lenders (“Agent”), as such agreement may be amended, modified, renewed or extended from time to time (the “Loan Agreement”).

Principal of and interest on this Term Note from time to time outstanding shall be due and payable as provided in the Loan Agreement. This Term Note is issued pursuant to and evidences Term Loans under the Loan Agreement, to which reference is made for a statement of the rights and obligations of Lender and the duties and obligations of Borrower. The Loan Agreement contains provisions for acceleration of the maturity of this Term Note upon the happening of certain stated events, and for the borrowing and prepayment of amounts upon specified terms and conditions.

The holder of this Term Note is hereby authorized by Borrower to record on a schedule annexed to this Note (or on a supplemental schedule) the amounts owing with respect to Term Loans, and the payment thereof. Failure to make any notation, however, shall not affect the rights of the holder of this Term Note or any obligations of Borrower hereunder or under any other Loan Documents.

Time is of the essence of this Term Note. Borrower and all endorsers, sureties and guarantors of this Term Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of intention to accelerate the maturity of this Term Note, diligence in collecting, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payments, or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity. Borrower agrees to pay, and to save the holder of this Term Note harmless against, any liability for the payment of all costs and expenses (including without limitation reasonable attorneys’ fees) if this Term Note is collected by or through an attorney-at-law.

In no contingency or event whatsoever shall the amount paid or agreed to be paid to the holder of this Term Note for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permitted under Applicable Law. If any such excess amount is inadvertently paid by Borrower or inadvertently received by the holder of this Term Note, such excess shall be returned to Borrower or credited as a payment of principal, in accordance with the Loan Agreement. It is the intent hereof that Borrower not pay or contract to pay, and that holder of this Term Note not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under Applicable Law.

This Term Note shall be governed by the laws of the State of New York (excluding the laws applicable to conflicts or choice of law) (other than the New York General Obligations Law §§5-1401 and 5-1402)).

[Signature Page Follows.]

IN WITNESS WHEREOF, this Term Note is executed as of the date set forth above.

SPORT CHALET, INC., a Delaware corporation

By:
Name:
Title:

[Sport Chalet – Signature Page to Term Note]

EXHIBIT B

to

Term Loan and Security Agreement

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:             , 20

To:	Crystal Financial SBIC LP, as Agent

Two International Place, 17th Floor

Boston, MA

Attention: Mirko Andric

Ladies and Gentlemen:

Reference is made to that certain Term Loan and Security Agreement dated as of June [    ], 2014, among SPORT CHALET, INC., a Delaware corporation (“Borrower”), SPORT CHALET VALUE SERVICES, LLC, a Virginia limited liability company (“Value Services”), SPORT CHALET TEAM SALES, INC., a California corporation (“Team Sales”, and together with Borrower and Value Services, collectively, the “Obligated Parties” and each individually, an “Obligated Party”), the financial institutions party to the Loan Agreement from time to time as lenders (collectively, “Lenders”), and Crystal Financial SBIC LP, a Delaware limited partnership, as agent for the Lenders (“Agent”), as such agreement may be amended, modified, renewed or extended from time to time (“Loan Agreement”). Capitalized terms are used herein as defined in the Loan Agreement.

The undersigned Senior Officer hereby certifies as of the date hereof that he/she is the                     of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Agent on the behalf of Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 are the year-end audited financial statements of Borrower and its Subsidiaries required by Section 10.1.2(a) of the Loan Agreement for the Fiscal Year ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 10.1.2(b) of the Loan Agreement for the Fiscal Quarter ended as of the above date. Such financial statements fairly present the financial position and results of operations Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject to normal year-end adjustments and the absence of footnotes.

[Use following paragraph 1 for month -end financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 10.1.2(c) of the Loan Agreement for the month ended as of the above date. Such financial statements fairly present the financial position and results of operations of Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject to normal year-end adjustments and the absence of footnotes, provided, however, that unaudited financial statements required by Section 10.1.2(c) of the Loan Agreement for the last month of any Fiscal Quarter may be preliminary and subject to correction and finalization of the unaudited balance sheets and related statements of income and cash flow for such Fiscal Quarter.

2. The undersigned has reviewed and is familiar with the terms of the Loan Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3. A review of the activities of Borrower and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower and its consolidated Subsidiaries performed and observed all their Obligations under the Loan Documents.

4. [select one:]

[To the knowledge of the undersigned during such fiscal period, each Obligated Party performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default or Event of Default has occurred and is continuing.]

—or—

[The following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]

5. The representations and warranties contained in Section 9 of the Loan Agreement and all representations and warranties of any Obligated Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects (without giving effect to any materiality qualifiers contained therein) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (without giving effect to any materiality qualifiers contained therein) as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in Section 9.1.7 of the Loan Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 10.1.2 of the Loan Agreement, including the statements in connection with which this Compliance Certificate is delivered.

6. The information set forth on Schedule 2 attached hereto is true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of             , 20    .

BORROWER:

SPORT CHALET, INC., a Delaware corporation

By:
Name:
Title:

[Sport Chalet – Signature Page to Compliance Certificate]

SCHEDULE 1

to Compliance Certificate

Financial Statements

[attached]

SCHEDULE 2

to Compliance Certificate

($ in 000’s)

FINANCIAL COVENANT ANALYSES AND CALCULATIONS

For the Fiscal Month/Fiscal Quarter/Fiscal Year ended             , 20     (“Statement Date”) and calculated for the trailing twelve (12) month period ended on the Statement Date (the “Subject Period”)

Section 10.3.2 – Fixed Charge Coverage Ratio.1

A.	EBITDA for the Subject Period:		$

	1.	Net income for the Subject Period:	$

(in each case, to the extent included in determining net income)

	2.	Non-cash share based compensation for the Subject Period:	$

	3.	Interest expense for the Subject Period:	$

	4.	Provision for income taxes for the Subject Period:	$

	5.	Depreciation expenses for the Subject Period:	$

	6.	Amortization expenses for the Subject Period:	$

	7.	Non-cash impairment charges for the Subject Period:	$

	8.	Gains arising from the sale of capital assets for the Subject Period:	$

	9.	Losses arising from the sale of capital assets for the Subject Period:	$

	10.	Gains arising from the write-up of assets for the Subject Period:	$

	11.	Extraordinary gains for the Subject Period:	$

	12.	EBITDA for the Subject Period (Line A.1 plus Line A.2 plus Line A.3 plus Line A.4 plus Line A.5 plus Line A.6 plus Line A.7 minus Line A.8 plus Line A.9 minus Line A.10 minus Line A.11):	$

B.	Fixed Charges for the Subject Period:

	1.	Interest expense (other than payment-in-kind):	$

	2.	Scheduled principal payments made on Borrowed Money for the Subject Period:	$

	3.	Capital Expenditures (except those Capital Expenditures (a) financed with Borrowed Money permitted under the Loan Agreement other than Term Loans or (b) reimbursed by landlords in cash) for the Subject Period:	$

	4.	Cash income taxes paid for the Subject Period:	$

	5.	Distributions made for the Subject Period:	$

	6.	Fixed Charges for the Subject Period (Line B.1 plus Line B.2 plus Line B.3 plus Line B.4 plus Line B.5):	$

[1]	Include during Covenant Trigger Period only.

C.	Fixed Charge Coverage Ratio for the Subject Period (Line A.12 to Line B.6):	:

D.	Permitted Fixed Charge Coverage Ratio for the Subject Period:	:

	Compliance?	Yes/No

EXHIBIT C

to

Term Loan and Security Agreement

ASSIGNMENT AND ACCEPTANCE

Reference is made to that certain Term Loan and Security Agreement dated as of June [    ], 2014, among SPORT CHALET, INC., a Delaware corporation (“Borrower”), SPORT CHALET VALUE SERVICES, LLC, a Virginia limited liability company (“Value Services”), SPORT CHALET TEAM SALES, INC., a California corporation (“Team Sales”, and together with Borrower and Value Services, collectively, the “Obligated Parties” and each individually, an “Obligated Party”), the financial institutions party to the Loan Agreement from time to time as lenders (collectively, “Lenders”), and Crystal Financial SBIC LP, a Delaware limited partnership, as agent for the Lenders (“Agent”), as such agreement may be amended, modified, renewed or extended from time to time (“Loan Agreement”). Capitalized terms are used herein as defined in the Loan Agreement.

                                          (“Assignor”) and                                          (“Assignee”) agree as follows:

1. Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor a principal amount of $         of Assignor’s outstanding Term Loans (the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower, if applicable. From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2. Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, the outstanding balance of its Term Loans is $        ; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of its obligations under the Loan Documents. [Assignor is attaching the Term Note[s] held by it and requests that Agent exchange such Term Note[s] for new Term Notes payable to Assignee [and Assignor].]

3. Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Loan Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4. This Agreement shall be governed by the laws of the State of New York (excluding the laws applicable to conflicts or choice of law (other than the New York General Obligations Law §§5-1401 and 5-1402)). If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5. Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

ABA No.

Account No.
Reference:

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

ABA No.

Account No.
Reference:

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of             , 20    .

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Sport Chalet – Signature Page to Assignment and Acceptance]

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

[Sport Chalet – Signature Page to Assignment and Acceptance]

EXHIBIT D

to

Term Loan and Security Agreement

ASSIGNMENT NOTICE

Reference is made to that certain (1) Term Loan and Security Agreement dated as of June [    ], 2014, among SPORT CHALET, INC., a Delaware corporation (“Borrower”), SPORT CHALET VALUE SERVICES, LLC, a Virginia limited liability company (“Value Services”), SPORT CHALET TEAM SALES, INC., a California corporation (“Team Sales”, and together with Borrower and Value Services, collectively, the “Obligated Parties” and each individually, an “Obligated Party”), the financial institutions party to the Loan Agreement from time to time as lenders (collectively, “Lenders”), and Crystal Financial SBIC LP, a Delaware limited partnership, as agent for the Lenders (“Agent”), as such agreement may be amended, modified, renewed or extended from time to time (“Loan Agreement”); and (2) Assignment and Acceptance dated as of             , 20     (“Assignment Agreement”), between                      (“Assignor”) and                      (“Assignee”). Terms are used herein as defined in the Loan Agreement.

Assignor hereby notifies Borrower and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement a principal amount of $         of Assignor’s outstanding Term Loans (the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower, if applicable. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest, as of the Effective Date.

The address of Assignee to which notices and information are to be sent under the terms of the Loan Agreement is:

The address of Assignee to which payments are to be sent under the terms of the Loan Agreement is shown in the Assignment and Acceptance.

This Notice is being delivered to Borrower and Agent pursuant to Section 13.3 of the Loan Agreement. Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, this Assignment Notice is executed as of             , 20    .

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Sport Chalet – Signature Page to Assignment Notice]

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Name:
Title:

[Sport Chalet – Signature Page to Assignment Notice]

ACKNOWLEDGED AND AGREED, AS OF THE DATE SET FORTH ABOVE:

BORROWER:[2]

SPORT CHALET, INC.

By:
Name:
Title:

[2]	Borrower’s signature is not required if Assignee is a Lender, U.S.-based Affiliate of a Lender or Approved Fund, or if an Event of Default exists.

[Sport Chalet – Signature Page to Assignment Notice]

ACKNOWLEDGED AND AGREED, AS OF THE DATE SET FORTH ABOVE:

AGENT:

CRYSTAL FINANCIAL SBIC LP

By:	[ ],
its General Partner

By:
Name:
Title:

[Sport Chalet – Signature Page to Assignment Notice]

SCHEDULE 1.1

to

Term Loan and Security Agreement

TERM COMMITMENTS OF LENDERS

Lender	Term Loan Commitment
Crystal Financial SBIC LP	$15,000,000.00

Total	$15,000,000.00

- Schedule 1.1 -

SCHEDULE 8.5

to

Term Loan and Security Agreement

DEPOSIT ACCOUNTS

Bank Name	Address on Statement	City, State Zip	Account No	Type of Account	Internal Name of Account

Bank of America	540 W. Madison St. - 16th Floor	Chicago, IL 60661		Controlled Disbursement (ZBA)	A/P

Bank of America	2000 Clayton Rd - 5th Floor	Concord, CA 94520		Business Checking	Concentration

Bank of America	2000 Clayton Rd - 5th Floor	Concord, CA 94520		Business Checking (Sweep)	Deposit

Bank of America	2000 Clayton Rd - 5th Floor	Concord, CA 94520		Business Checking (ZBA)	Payroll

- Schedule 8.5 -

SCHEDULE 8.6.1

to

Term Loan and Security Agreement

BUSINESS LOCATIONS

Enity	Address	City	County	State	Zip Code
Sport Chalet, Inc.	One Sport Chalet Dr.	La Canada	Los Angeles	CA	91011
Sport Chalet, Inc.	Two Sport Chalet Dr.	La Canada	Los Angeles	CA	91011
Sport Chalet, Inc.	16242 Beach Boulevard	Huntington Beach	Orange County	CA	92647
Sport Chalet, Inc.	27080 Alicia Parkway	Laguna Nigel	Orange County	CA	92656
Sport Chalet, Inc.	3695 Midway Dr.	San Diego	San Diego	CA	92110
Sport Chalet, Inc.	4525 La Jolla Village D19	San Diego	San Diego	CA	92122
Sport Chalet, Inc.	201 E. Magnolia #145	Burbank	Los Angeles	CA	91502
Sport Chalet, Inc.	27551 Puerta Real	Mission Viejo	Orange County	CA	92691
Sport Chalet, Inc.	25560 The Old Road	Valencia	Los Angeles	CA	91381
Sport Chalet, Inc.	13455 Maxella Ave.	Marina Del Rey	Los Angeles	CA	90292
Sport Chalet, Inc.	2500 E. Imperial, #150	Brea	Orange County	CA	92821
Sport Chalet, Inc.	1885 Ventura Blvd.	Oxnard	Ventura	CA	93030
Sport Chalet, Inc.	6701 Fallbrook Ave.	West Hills	Los Angeles	CA	91307
Sport Chalet, Inc.	12449 Foothill Blvd.	Rancho Cucamonga	San Bernardino	CA	91739
Sport Chalet, Inc.	940 S. Grand Ave.	Glendora	Los Angeles	CA	91740
Sport Chalet, Inc.	21305 Hawthorne Blvd. #205	Torrance	Los Angeles	CA	90503
Sport Chalet, Inc.	2983 Michelson Dr.	Irvine	Orange County	CA	92612
Sport Chalet, Inc.	1640 Camino Del Rio N. #110	San Diego	San Diego	CA	92108
Sport Chalet, Inc.	19817 Rinaldi St.	Porter Ranch	Los Angeles	CA	91326
Sport Chalet, Inc.	40432 Winchester Rd.	Temecula	Riverside	CA	92591
Sport Chalet, Inc.	13041 Peyton Dr.	Chino Hills	San Bernardino	CA	91709
Sport Chalet, Inc.	7440 Carson St.	Long Beach	Los Angeles	CA	90808
Sport Chalet, Inc.	39180 10th St. W.	Palmdale	Los Angeles	CA	93551

- Schedule 8.6.1 -

Enity	Address	City	County	State	Zip Code
Sport Chalet, Inc.	3333 Bear St, #340.	Costa Mesa	Orange County	CA	92626
Sport Chalet, Inc.	8825 W. Charleston Blvd.	Las Vegas	Clark	NV	89117
Sport Chalet, Inc.	3700 Tyler St., #12	Riverside	Riverside	CA	92503
Sport Chalet, Inc.	27550 W. Lugonia Ave.	Redlands	San Bernardino	CA	92374
Sport Chalet, Inc.	2401 Butano Dr.	Sacramento	Sacramento	CA	95825
Sport Chalet, Inc.	10349 Fairway Drive	Roseville	Placer	CA	95678
Sport Chalet, Inc.	8511 Bond Rd.	Elk Grove	Sacramento	CA	95624
Sport Chalet, Inc.	400 S. Baldwin Ave., Suite #910-L	Arcadia	Los Angeles	CA	91007
Sport Chalet, Inc.	4555 Rosewood Dr.	Pleasanton	Alameda	CA	94588
Sport Chalet, Inc.	4145 S. Mooney Blvd.	Visalia	Tulare	CA	93277
Sport Chalet, Inc.	26532 Towne Centre Dr., Suite A	Lake Forest	Orange	CA	92610
Sport Chalet, Inc.	1350 North Moorpark Road	Thousand Oaks	Ventura	CA	91360
Sport Chalet, Inc.	7541 Woodman Place	Van Nuys	Los Angeles	CA	91405
Sport Chalet, Inc.	2285 S. Ponderosa	Ontario	San Bernardino	CA	91761
Sport Chalet, Inc.	2501 W. Happy Valley Rd., Suite 30	Phoenix	Maricopa	AZ	85027
Sport Chalet, Inc.	2650 E. Germann Rd.	Chandler	Maricopa	AZ	85249
Sport Chalet, Inc.	8690 E. Raintree Dr.	Scottsdale	Maricopa	AZ	85260
Sport Chalet, Inc.	1621 E. Monte Vista Ave. Unit C.	Vacaville	Solano	CA	95688
Sport Chalet, Inc.	2190 Eastridge Loop, Suite 1402	San Jose	Santa Clara	CA	95122
Sport Chalet, Inc.	12399 Limonite Ave.	Eastvale	Riverside	CA	91752
Sport Chalet, Inc.	177 South Las Posas Dr.	San Marcos	San Diego	CA	92078
Sport Chalet, Inc.	5200 Stockdale Highway	Bakersfield	Kern	CA	93309
Sport Chalet, Inc.	15277 W. McDowell Road	Goodyear	Maricopa	AZ	85338
Sport Chalet, Inc.	25406 N. Lake Pleasant Pkwy.	Peoria	Maricopa	AZ	85383
Sport Chalet, Inc.	7682 S. Campus View Dr.	West Jordan	Salt Lake	UT	84084

- Schedule 8.6.1 -

Enity	Address	City	County	State	Zip Code
Sport Chalet, Inc.	11801 West Olympic Blvd.	Los Angeles	Los Angeles	CA	90064
Sport Chalet, Inc.	21566 S. Ellsworth Loop Rd.	Queen Creek	Maricopa	AZ	85142
Sport Chalet, Inc.	30054 Haun Road	Menifee	Riverside	CA	92584
Sport Chalet, Inc.	735 S. Figueroa St., Suite 150	Los Angeles	Los Angeles	CA	90017
Sport Chalet, Inc.	7230 Arroyo Crossing Pkwy.	Las Vegas	Clark	NV	89113

- Schedule 8.6.1 -

SCHEDULE 9.1.4

to

Term Loan and Security Agreement

NAMES AND CAPITAL STRUCTURE

1.	The corporate names, jurisdictions of incorporation, and authorized and issued Equity Interests of Borrower and its Subsidiary are as follows:

Name	Jurisdiction	Number and Class of Authorized Shares	Number and Class of Issued Shares
Sport Chalet, Inc.	Delaware	Class A Common	Class A Common
		46,000,000	12,414,490
		Class B Common	Class B Common
		2,000,000	1,775,821
		Preferred Stock	Preferred Stock - none
2,000,000
Sport Chalet Team Sales, Inc.	California	100 Common	100 Common
Sport Chalet Value Services, LLC	Virginia	Sport Chalet, Inc. is sole member	Sport Chalet, Inc. is sole member

2. The record holders of Borrower and its Subsidiaries are as follows:

(i) Sport Chalet, Inc.:

Name	Class of Stock	Number of Shares
Borrower is a public company. The following are the holders of more than 1% of shares of Borrower’s capital stock:
	Class A	Class B
Olberz Family Trusts	7,582,9441	129,980
Craig Levra	1,734	791,635
Howard Kaminsky	231,125	128,771
Dennis Trausch	134,680	19,050
Wedbush, Inc.*	588,974	None stated in Schedule 13G/A
Edward W. Wedbush*	266,995	None stated in Schedule 13G/A
Wedbush Securities, Inc.*	174,839	None stated in Schedule 13G/A
Dimension Fund Advisors*	623,477	None stated in Schedule 13G/A

*	Based on information contained in a Schedule 13G/A filed with the SEC

[1]	5,694 of these shares are held by Eric Olberz individually.

- Schedule 9.1.4 -

(ii) Sport Chalet Team Sales, Inc.: Sport Chalet, Inc. owns 100% of all outstanding shares of capital stock of Sport Chalet Team Sales, Inc.

(iii) Sport Chalet Value Services, LLC: Sport Chalet, Inc. owns 100% of all outstanding membership interests in Sport Chalet Value Services, LLC.

3. All agreements binding on holders of Equity Interests of Borrower and its Subsidiaries with respect to such interests are as follows:

Sport Chalet, Inc. – none

Sport Chalet Team Sales, Inc. – none

Sport Chalet Value Services, LLC – Limited Liability Company Operating Agreement, effective October 1, 2003

- Schedule 9.1.4 -

SCHEDULE 9.1.5

to

Term Loan and Security Agreement

FORMER NAMES AND COMPANIES

1.	Borrower’s and Subsidiary’s correct corporate name, as registered with the Secretary of State of its state of incorporation, is shown on Schedule 9.1.4.

2.	In the conduct of their businesses during five years preceding the Closing Date, Borrower and its Subsidiaries have used the following names:

Entity	Fictitious, Trade or Other Name
Sport Chalet, Inc.	Sport Chalet
Sport Chalet Team Sales, Inc.	Sport Chalet Team Sales

3.	In the five years preceding the Closing Date, neither Borrower nor any of its Subsidiaries has been the surviving corporation of a merger or combination, except:

None

4.	In the five years preceding the Closing Date, neither Borrower nor any of its Subsidiaries has acquired any substantial part of the assets of any Person, except:

None

5.	During the five years preceding the Closing Date, neither any Obligated Party nor any of its Subsidiaries has had any other office or place of business other than those listed on Schedule 8.6.1., except:

Address	City	County	State	Zip Code

701 Marks St.	Henderson	Clark	NV	89014

5839 Lone Tree Way	Antioch	Contra Costa	CA	94531
1900 E. Rio Salado Pkwy.	Tempe	Maricopa	AZ	85281
1280 Willow Pass Rd.	Concord	Contra Costa	CA	94520
100 N. La Cienega Blvd.	Los Angeles	Los Angeles	CA	90048
9617 Metro Parkway West	Phoenix	Maricopa	AZ	85051

- Schedule 9.1.5 -

SCHEDULE 9.1.11

to

Term Loan and Security Agreement

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

1.	Borrower’ and its Subsidiaries’ patents:

Patent	Owner	Status in Patent Office	Federal Registration No.	Registration Date
None

2.	Borrower’ and its Subsidiaries’ trademarks:

Trademark	Owner	Status in Trademark Office	Federal Registration No.	Registration Date
Sport Chalet Logo	Sport Chalet, Inc.	Registered	1869465	December 27, 1994
Sport Chalet	Sport Chalet, Inc.	Registered	1869466	December 27, 1994
Action Pass	Sport Chalet, Inc.	Registered	3186743	December 19, 2006
Sportland	Sport Chalet, Inc.	Registered	2153318	April 28, 2009
Project Fifty Nine	Sport Chalet, Inc.	Registered	3655253	July 14, 2009
Sport Chalet Divers	Sport Chalet, Inc.	Registered	1869179	December 27, 1994

3.	Borrower’ and its Subsidiaries’ copyrights:

Copyright	Owner	Status in Copyright Office	Federal Registration No.	Registration Date
None

4.	Borrower’ and its Subsidiaries’ licenses (other than routine business licenses, authorizing them to transact business in local jurisdictions):

Licensor	Description of License	Term of License	Royalties Payable
None

- Schedule 9.1.11-

SCHEDULE 9.1.14

to

Term Loan and Security Agreement

ENVIRONMENTAL MATTERS

None

- Schedule 9.1.14 -

SCHEDULE 9.1.15

to

Term Loan and Security Agreement

RESTRICTIVE AGREEMENTS

Revolving Credit Agreement and Revolving Credit Documents.

- Schedule 9.1.15 -

SCHEDULE 9.1.16

to

Term Loan and Security Agreement

LITIGATION

None

- Schedule 9.1.16 -

SCHEDULE 9.1.18

to

Term Loan and Security Agreement

PENSION PLANS

None

- Schedule 9.1.18 -

SCHEDULE 9.1.20

to

Term Loan and Security Agreement

LABOR CONTRACTS

Borrower and its Subsidiaries are party to the following employment agreements:

1.	Employment Agreement dated as of December 31, 2008, between Borrower and Craig L. Levra.

2.	Employment Agreement dated as of December 31, 2008, between Borrower and Howard K. Kaminsky.

3.	Employment Agreement dated as of December 31, 2008, between Borrower and Dennis D. Trausch.

4.	Employment Agreement dated as of December 31, 2008, between Borrower and Thomas H. Tennyson.

5.	Employment Agreement dated as of December 31, 2008, between Borrower and Tim Anderson.

6.	Employment Agreement dated as of January 3, 2010, between Borrower and Brad Morton.

7.	Employment Agreement dated as of December 31, 2008, between Borrower and Ted Jackson.

- Schedule 10.2.2 -

SCHEDULE 10.2.2

to

Term Loan and Security Agreement

EXISTING LIENS

Filing Information	Secured Party	Collateral/Comments
No. 2010 3167842 Filed 09/10/2010 Lapse Date 09/10/2015	De Lage Landen Financial Services Inc.	Specific equipment and proceeds.
No. 2010 3821513 Filed 11/01/2010 Lapse Date 11/01/2015	Cisco Systems Capital Corporation	All equipment leased to Debtor by Secured Party, and proceeds.
No. 2011 3153817	Xerox Financial Services	Specific equipment lease.
Filed 08/15/2011
Lapse Date 08/15/2016
No. 2012 3741123	CIT Finance LLC	Specific equipment and proceeds.
Filed 09/27/2012
Lapse Date 09/27/2017
No. 2012 4097137 Filed 10/23/2012 Lapse Date 10/23/2017	Farnam Street Financial Inc.	All equipment leased to Debtor by Secured Party, and proceeds.
No. 2013 2461763	CIT Finance LLC	Specific equipment and proceeds.
Filed 06/26/2013
Lapse Date 06/26/2018
No. 2014 1222736	CIT Finance LLC	Specific equipment and proceeds.
Filed 03/28/2014
Lapse Date 03/28/2019

- Schedule 10.2.2 -

SCHEDULE 10.2.17

to

Term Loan and Security Agreement

EXISTING AFFILIATE TRANSACTIONS

Sport Chalet, Inc. leases from corporations controlled by Irene Olberz and Eric S. Olberz, the wife and son of Borrower’s late founder, its corporate office in La Cañada Flintridge and its stores in La Cañada Flintridge (through July 7, 2011 when the shopping center was sold to an unrelated party), Huntington Beach and Porter Ranch, California.

- Schedule 10.2.17 -